UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Stream Global Services, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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STREAM GLOBAL SERVICES, INC.

Notice of Annual Meeting of Stockholders

STREAM GLOBAL SERVICES WILL HOLD ITS

ANNUAL MEETING OF STOCKHOLDERS:

On Thursday, June 3, 2010 at 11:00 a.m., Eastern Time

at the offices of Stream Global Services, Inc.

at 20 William Street, Suite 310, Wellesley, Massachusetts 02481

At the Annual Meeting, stockholders will consider and act upon the following matters:

1. To elect eleven directors to our Board of Directors, each to serve for a term ending in 2011, or until his or her successor has been duly elected and qualified;

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010; and

3. To transact other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Stockholders of record on our books at the close of business on Thursday, April 23, 2010, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

Included with this Notice and Proxy Statement is a copy of our Annual Report to Stockholders for the year ended December 31, 2009, as amended, which contains our consolidated financial statements and other information of interest to our stockholders.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please promptly complete, date and sign the enclosed proxy card and return it in the accompanying envelope. If you mail the proxy card in the United States, postage is prepaid. You may obtain directions to the location of the Annual Meeting by contacting our Legal Department at (781) 304-1800.

By Order of the Board of Directors,

Sheila M. Flaherty, Secretary

April 30, 2010

STREAM GLOBAL SERVICES, INC.

20 William Street, Suite 310

Wellesley, Massachusetts 02481

PROXY STATEMENT

For our Annual Meeting of Stockholders to be held on Thursday, June 3, 2010

Stream Global Services, Inc., a Delaware corporation (referred to herein as “we,” “us” or “Stream”), is sending you this proxy statement in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of Stockholders, which will be held on Wednesday, June 3, 2010 at 11:00 a.m., Eastern Time, at our offices located at 20 William Street, Suite 310, Wellesley, Massachusetts. If the Annual Meeting is adjourned for any reason, then the proxies may be used at any adjournments thereof.

We anticipate that this Notice of Meeting, proxy statement, enclosed proxy card and our Annual Report for the year ended December 31, 2009 will first be mailed to our stockholders on or about April 30, 2010.

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting of Stockholders to be Held on June 3, 2010:

This proxy statement and our 2009 Annual Report to Stockholders are available for viewing,

printing and downloading at http://www.RRDEZProxy.com/2010/STREAMGLOBAL.

We will furnish without charge a copy of our Annual Report for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission, or SEC, to any stockholder who requests it in writing or verbally by contacting Stream Global Services, Inc., 20 William Street, Suite 310, Wellesley, Massachusetts 02481, Attention: Legal Department, (781) 304-1800. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as amended by Amendment No. 1 on Form 10-K/A, are also available on the SEC’s website at www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING, VOTING

AND COMMUNICATING WITH OUR BOARD OF DIRECTORS

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will consider and vote on the following matters:

1. To elect eleven directors to our Board of Directors, each to serve for a term ending in 2011, or until his or her successor has been duly elected and qualified;

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010; and

3. To transact other business, if any, that may properly come before the Annual Meeting or any adjournment thereof.

Who can vote, and how many votes do I have?

To be able to vote on the above matters, you must have been a Stream stockholder of record at the close of business on April 23, 2010, the record date for the Annual Meeting. The holders of our common stock, $.001 par value per share (“common stock”), including the shares of our common stock in our publicly traded units, each comprised of one share of common stock and one warrant to purchase one share of common stock, are entitled to vote at our Annual Meeting.

Each share of our common stock that you owned on the record date entitles you to one vote on each matter that is voted on at the Annual Meeting and at any adjournment thereof. As of the record date, there were 80,630,902 shares of our common stock issued and outstanding, including the shares of common stock in our publicly traded units.

Is my vote important?

Yes. Your vote is important regardless of how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the method of voting that is easiest and most convenient for you and please cast your vote as soon as possible.

How can I vote?

Stockholder of record: Shares registered in your name. If you are a stockholder of record, that is, your shares are registered directly in your name, not in “street name” by a bank or brokerage firm, then you can vote in either of the following ways:

1. By mail. To vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it in the enclosed postage-prepaid envelope to our vote tabulator, Continental Stock Transfer & Trust Company. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The persons named in the proxy card will vote your shares in accordance with your instructions on the proxy card. Continental Stock Transfer & Trust Company must receive your proxy card not later than June 2, 2010, the day before the Annual Meeting, for your proxy to be valid and your vote to count. If you return the proxy card, but do not specify how you want your shares voted, then the persons named in the proxy card will vote your shares in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends that you vote FOR the election of each director nominee and FOR Proposal 2.

2. In person. If you attend the Annual Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot at the meeting. Ballots will be available at the meeting.

Beneficial owner: Shares held in “street name.” If the shares you own are held in “street name,” meaning they are held for your account by a bank or brokerage firm, then your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides to you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form. Under the New York Stock Exchange rules that govern banks and brokerage firms, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, your failure to provide instructions to your bank or brokerage firm will be treated as a “broker non-vote.” “Broker non-votes” are shares as to which a bank or brokerage firm does not vote, or has indicated that it does not have discretionary authority to vote. For this meeting, if you do not give specific instructions, your bank or brokerage firm may cast your vote in its discretion for Proposal 2, the ratification of the appointment of our independent registered public accounting firm. However, for Proposal 1, the election of directors, if you do not give specific instructions, your bank or brokerage firm is not permitted to cast your vote in its discretion, and such “broker non-vote” will not be counted in determining the total number of shares necessary for approval of this proposal. Therefore, a “broker non-vote” has no effect on Proposal 1, the election of directors.

If you wish to attend the Annual Meeting to personally vote your shares held in street name, you will need to obtain a proxy card from the holder of record (i.e., your brokerage firm or bank). You will not be able to vote shares you hold in “street name” in person at the Annual Meeting unless you have a proxy from your brokerage firm or bank issued in your name giving you the right to vote your shares.

Can I change my vote after I have mailed my proxy card?

Yes. If your shares are registered directly in your name, you can change your vote and revoke your proxy at any time before the polls close at the Annual Meeting by doing any one of the following things:

•	signing and returning another proxy card as instructed above. Only your latest dated proxy will be counted;

•	giving our corporate Secretary a written notice before or at the meeting that you want to revoke your proxy; or

•	voting in person at the meeting.

Your attendance at the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held in “street name,” you may submit new voting instructions by contacting your brokerage firm or bank. You may also vote in person at the Annual Meeting if you obtain a broker’s proxy as described above.

What constitutes a quorum?

In order for business to be conducted at the Annual Meeting, a quorum must be present in person or by proxy. A quorum consists of a majority in voting power of the issued and outstanding shares of our common stock.

Shares of common stock represented in person or by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists.

If a quorum is not present, we expect to adjourn the meeting until a quorum is obtained.

What vote is required for each item?

Election of directors (Proposal 1): The eleven nominees for director receiving the highest number of votes cast FOR election will be elected as directors, regardless of whether that number represents a majority of the votes cast. Abstentions are not counted for purposes of electing directors. You may:

•	vote FOR all nominees;

•	vote FOR one or more nominee(s) and WITHHOLD your vote from the other nominee(s); or

•	WITHHOLD your vote from all nominees.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.

Ratification of the appointment of our independent registered public accounting firm (Proposal 2): The vote FOR this proposal by a majority of the total number of votes cast on this proposal at the meeting is needed to approve this matter. If you vote to abstain on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, voting to ABSTAIN will not affect the results of the vote on Proposal 2.

How will votes be counted?

Each share of common stock will be counted as one vote. Shares will not be counted as voting on a particular matter if either (1) the holder of the shares abstains from voting on the matter, or (2) the shares are broker non-votes. As a result, abstentions and broker non-votes will have no effect on the outcome of voting at the Annual Meeting.

Who will count the votes?

Our transfer agent and registrar, Continental Stock Transfer & Trust Company, will count, tabulate and certify the votes. A representative of Continental Stock Transfer & Trust Company will serve as the inspector of elections at the meeting.

How does the Board of Directors recommend that I vote on the proposals?

Our Board of Directors recommends that you vote FOR the election of each director nominee and FOR the ratification of the appointment of our independent registered public accounting firm.

Will any other business be conducted at the Annual Meeting or will other matters be voted on?

We are not aware of any other business to be conducted or matters to be voted upon at the Annual Meeting. If any other matter properly comes before the meeting, then the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote or act at the meeting with respect to that matter or proposal.

Does Stream require members of its Board of Directors to attend the Annual Meeting?

Our By-Laws require that the Chairman of our Board of Directors preside over the Annual Meeting, and if he cannot attend, then the Vice Chairman of our Board of Directors or one of our officers would attend in his stead. The other members of our Board of Directors are welcome to attend the Annual Meeting, but are not required to do so. Two of our directors attended our 2009 annual meeting of stockholders.

Where can I find the voting results?

We will report the voting results in a Current Report on Form 8-K filed with the SEC within four business days following the adjournment of our Annual Meeting.

Can I recommend a candidate for nomination to Stream’s Board of Directors for the 2011 annual meeting?

Yes. Stockholders may recommend director candidates for consideration by the Nominating Committee of our Board of Directors by submitting the stockholder’s name, address and phone number, the candidate’s name, address and phone number and the candidate’s resume to our Secretary and Chief Legal and Administrative Officer at the address below. If a stockholder would like a candidate to be considered for inclusion in the proxy statement for our 2011 annual meeting, then the stockholder must follow the procedures for stockholder proposals outlined immediately below under “How and when may I submit a stockholder proposal for the 2011 annual meeting.” You can find more detailed information on our process for selecting members to our Board of Directors and our criteria for nominees to our Board of Directors in the section of this proxy statement entitled “Committees of our Board of Directors—Nominating Committee.”

How and when may I submit a stockholder proposal for the 2011 annual meeting?

If you are interested in submitting a proposal or information about a proposed director candidate for inclusion in the proxy statement for our 2011 annual meeting, then you must follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934. To be eligible for inclusion, your stockholder proposal or information about your proposed director candidate must be delivered to the address noted below no later than December 29, 2010.

If you wish to present a proposal or a proposed director candidate at the 2011 annual meeting of stockholders, but do not wish to have the proposal or director candidate considered for inclusion in the proxy statement and proxy card, you must also give written notice to us at the address noted below. If we hold our 2011 annual meeting on or near the first anniversary of our 2010 Annual Meeting (that is, June 3, 2011), then we must receive this required notice no earlier than February 3, 2011 and no later than March 5, 2011. However, if we change the date of our 2011 annual meeting by advancing it by more than 20 days before June 3, 2011 or by delaying it more than 60 days after June 3, 2011, then we must receive the required notice of a proposal or proposed director candidate either no earlier than the 120th day prior to such annual meeting and no later than (A) the close of business on the 90th day prior to such annual meeting and (B) 10 days after we notify our stockholders of the meeting either by mail or by public disclosure, whichever date occurs first. If you do not provide timely notice of a proposal or proposed director candidate to be presented at the 2011 annual meeting of stockholders, then the persons named in the proxy card that accompanies the proxy statement for our 2011annual meeting will decide, in their own discretion, whether or not, and how, to vote on that proposal or candidate.

Any proposals, notices or information about proposed director candidates should be sent to:

Stream Global Services, Inc.

20 William Street, Suite 310

Wellesley, MA 02481

Attention: Secretary and Chief Legal and Administrative Officer

How can I communicate with Stream’s Board of Directors?

Our stockholders may send communications to our Board of Directors by forwarding them to our Secretary and Chief Legal and Administrative Officer at the above address. Our Secretary and Chief Legal and Administrative Officer reviews and presents all stockholder communications to our Board in a timely fashion.

Who bears the costs of soliciting these proxies?

We will bear the costs of soliciting proxies. We are soliciting proxies for the Annual Meeting by mailing this proxy statement and accompanying materials to our stockholders. We are also soliciting proxies in the following ways:

•	Our directors, officers and employees may, without additional pay, solicit proxies by telephone, facsimile, e-mail and personal interviews.

•

We will request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting or your ownership of our common stock, please contact:

Stream Global Services, Inc.

20 William Street, Suite 310

Wellesley, MA 02481

Attention: Legal Department

(781) 304-1800

Householding of Annual Meeting materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write our investor relations department at the address or telephone number listed above. If you wish to receive separate copies of our proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and wish to receive only one copy per household, then you should contact your bank, broker, or other nominee record holder.

PROPOSAL 1—ELECTION OF DIRECTORS

At the 2010 Annual Meeting, our stockholders will elect eleven directors to our Board of Directors, each to hold office until our 2011 annual meeting of stockholders. The nominees were selected in accordance with a certain Stockholders Agreement, dated as of October 1, 2009, among Stream, Ares Corporate Opportunities Fund II, L.P. (“Ares”), NewBridge International Investment Ltd. (“NewBridge”), EGS Dutchco B.V. (“Dutchco” and together with NewBridge, the “EGS Stockholders”), R. Scott Murray and Trillium Capital LLC (“Trillium”). Ares, NewBridge and Dutchco are referred to, respectively, as the “Ares Significant Investor,” the “Ayala Significant Investor” and the “PEP Significant Investor,” and are referred to collectively as the “Significant Investors.”

The nominees to our Board of Directors are Mr. Murray (Chairman), Alfredo I. Ayala (Vice Chairman), Gerardo C. Ablaza, Jr., G. Drew Conway, Paul G. Joubert, David B. Kaplan, R. Davis Noell, Kevin T. O’Leary, Julie G. Richardson, Matthew Cwiertnia and Nathan Walton. Pursuant to the Stockholders Agreement,

•	Messrs. Ayala, Ablaza and Noell and Ms. Richardson were designated by the Ayala Significant Investor and the PEP Significant Investor; and

•	Messrs. Kaplan, Cwiertnia and Walton were designated by the Ares Significant Investor.

Each of Messrs. Murray, Ayala, Ablaza, Conway, Joubert, Kaplan, Noell, O’Leary and Walton, and Ms. Richardson, is currently a director of Stream. Mr. Cwiertnia is replacing Mr. Schwartz as one of the designees by the Ares Significant Investor and is a nominee to our Board of Directors. Mr. Schwartz is not standing for re-election to our Board of Directors.

The persons named in the enclosed proxy card will vote to elect these eleven nominees to our Board of Directors, unless you withhold authority to vote for the election of any or all of the nominees by marking the proxy card to that effect. Each nominee has indicated his or her willingness to serve if elected. However, if any nominee should be unable to serve, then the persons named in the proxy card may vote the proxy for a substitute nominee nominated by our Board of Directors. Our Board of Directors has no reason to believe that the director nominees would be unable to serve if elected.

Our Board of Directors recommends a vote FOR each of the nominees to our Board of Directors.

DIRECTORS

Information concerning our current directors and nominees to serve as directors is set forth below, including age, period of service as a director of Stream and committees of our Board on which he or she serves, principal occupation and business experience during the past five years and the names of other publicly held companies of which he or she serves as a director. Information about the number of shares of common stock beneficially owned by each director appears below in the section titled, “Security Ownership of Certain Beneficial Owners and Management.” Also see the section below titled, “Certain Relationships and Related Transactions.” There are no family relationships among any of the directors and Named Executive Officers of Stream.

Name	Age	Director Since	Principal Occupation, Other Business Experience During Past Five Years and Other Directorships

R. Scott Murray Chairman of the Board Nominee	46	June 2007	R. Scott Murray, our founder, has served as Chairman of the Board of Directors, Chief Executive Officer and President since our inception on June 26, 2007. From February 2006 to February 2008, Mr. Murray served as non-executive chairman of the board of Protocol Communications, Inc., a privately held provider of fully integrated marketing services in the business process outsourcing sector. In 2006, he served as chief executive officer and a director of 3Com Corporation and the chairman of the board of H3C, a joint venture operating in mainland China with Huawei Technologies. From August 2002 to August 2004, Mr. Murray served as chief executive officer and a director of Modus Media, Inc., a privately held business process outsourcer in the global supply chain and hosting services sector. Modus had operations around the world, including in North America, Mexico, Europe and Asia (including five locations in mainland China). From January 2000 until January 2002, following its acquisition in 2001 by Solectron Corporation, Mr. Murray served as president and chief operating officer of Stream International, Inc. (a predecessor to Stream Global Services). From February 1994 through May 1999, Mr. Murray served as the executive vice president and chief financial officer of The Learning Company, which was a publicly traded consumer software company. Mr. Murray is a Canadian chartered accountant and a graduate of the University of Western Ontario and holds a finance and administration degree. We believe Mr. Murray’s qualifications to serve on our Board of Directors include his 16 years of experience serving in executive positions at companies such as 3Com and Stream International, Inc., a predecessor to Stream Global Services, and his extensive experience in the BPO industry.

Name	Age	Director Since	Principal Occupation, Other Business Experience During Past Five Years and Other Directorships
Alfredo I. Ayala Compensation Committee Nominee	49	October 2009	Alfredo I. Ayala has served as a member of our Board of Directors since October 1, 2009. He was elected to our board pursuant to the Stockholders Agreement by the Ayala Significant Investor and the PEP Significant Investor. Mr. Ayala has been a managing director of Ayala and a member of its management committee since May 2006. He is chief executive officer of LiveIt Investments Ltd., which is the BPO investment arm of Ayala, and is a member of the board of directors of NewBridge International Investments Ltd., Integreon, Inc., Affinity Express Holdings Limited and HRMall Holdings Limited. From February 2004 to December 2009, Mr. Ayala was the chairman of the board of eTelecare Global Solutions, Inc. Prior to eTelecare, he was chairman of SPi Technologies, partner at Crimson Investment, an international private equity firm, and managing director and co-founder of MBO Partners, an Asian private equity firm. Mr. Ayala is chairman of the Business Processing Association of the Philippines (BPA/P). Mr. Ayala holds a double-major B.A. degree in Development Studies and Economics from Brown University (with Honors) and an MBA from Harvard University. We believe Mr. Ayala’s qualifications to serve on our Board of Directors include his extensive leadership experience in the BPO industry, most notably his five years as the chairman of eTelecare and his role as the CEO of LiveIt.

Gerardo C. Ablaza, Jr. Nominating Committee Nominee	56	October 2009	Gerardo C. Ablaza, Jr., has served as a member of our Board of Directors since October 1, 2009. He was elected to our board pursuant to the Stockholders Agreement by the Ayala Significant Investor and the PEP Significant Investor. Since June 1997, Mr. Ablaza has been a senior managing director of Ayala and a member of its management committee. He is a member of the board of directors of Bank of the Philippine Islands, BPI Family Savings Bank, Inc., BPI Card Finance Corporation, Azalea Technology Investments, Inc. and Asiacom Philippines, Inc. From April 2009 to December 2009, Mr. Ablaza was the deputy chief executive officer of AC Capital. He assumed the title of chief executive officer of AC Capital in January 2010 with directorship positions in HRMall Holdings Limited, LiveIt Investments Limited, Integreon, Inc., Affinity Express Holdings Limited and NewBridge. From June 1997 to April 2009, Mr. Ablaza was president and CEO of Globe Telecom, Inc., and from October 2003 to April 2009, he was the chairman of the board of Innov Communications Inc. Before joining Ayala Corporation in 1997, Mr. Ablaza was vice-president and country business manager for the Philippines and Guam of Citibank, N.A. for its global consumer banking business. Prior to this position, he was vice-president for consumer banking of Citibank, N.A. Singapore. Mr. Ablaza graduated summa cum laude from De La Salle University in 1974 with a B.A. degree in Mathematics (Honors Program). We believe Mr. Ablaza’s qualifications to serve on our Board of Directors include his 13 years serving as a managing director of Ayala, as well as in executive roles at leading telecommunications companies.

Name	Age	Director Since	Principal Occupation, Other Business Experience During Past Five Years and Other Directorships
G. Drew Conway Audit Committee Nominee	52	July 2007	G. Drew Conway has served as a member of our Board of Directors since July 2007. He has served as the chief executive officer and a director of Sagent Group, Inc., the management company of Sagent Healthstaff LLC, a healthcare-staffing company, which he founded in September 2002 and now serves as its chief executive officer and a director, and Sagent Partners Inc., an IT company providing strategic IT solutions to government agencies, which he founded in April 2006 and now serves as its chief executive officer and a director. Mr. Conway is the former chairman and chief executive officer of Renaissance Worldwide, Inc., a global provider of business and technology consulting services. Mr. Conway has served as New England Chapter President of the National Association of Computer Consulting Business for three terms. Mr. Conway received a bachelor’s degree from the University of Maryland. We believe Mr. Conway’s qualifications to serve on our Board of Directors include his more than 20 years of experience as a chief executive officer and director for global companies.

Matthew Cwiertnia Nominee	38	N/A	Matthew Cwiertnia is a senior partner in the Private Equity group of Ares Management LLC, an alternative asset investment management firm. Prior to joining Ares Management in 2005, Mr. Cwiertnia worked in the Financial Sponsors Group at Credit Suisse First Boston providing advisory and financing services to financial sponsors and their portfolio companies. Prior to Credit Suisse First Boston, Mr. Cwiertnia was an investment banker with Jefferies & Co. Inc. in the Leveraged Finance Group primarily focused on high yield debt financings and restructurings. Mr. Cwiertnia serves on the boards of directors of Kinetics Holdings, LLC and Orchard Supply Hardware Stores Corporation. Mr. Cwiertnia also serves on the audit committee, finance committee and Board of Governors of The UCLA Foundation which managed approximately $1 billion of endowed assets. Mr. Cwiertnia graduated from the UCLA with a BA in Business Economics and a MBA from UCLA’s Anderson School of Management. We believe that Mr. Cwiertnia’s qualifications to serve on our Board of Directors include his years of experience in investment banking and private equity.

Paul G. Joubert, CPA Audit Committee Nominee	62	July 2008	Paul G. Joubert has served as a member of our Board of Directors since his retirement in July 2008 from PricewaterhouseCoopers LLP, or PWC, an international accounting firm. Since July 2008, Mr. Joubert has been the managing partner and founder of EdgeAdvisors, a privately held management consulting organization. Mr. Joubert joined PWC in 1971. He was the Northeast marketing and sales market leader and partner in the Assurance practice, and prior to that, the leader of PWC’s Technology, InfoCom and Entertainment practice for the Northeast region of the United States. Prior to that, Mr. Joubert served as partner-in-charge of

Name	Age	Director Since	Principal Occupation, Other Business Experience During Past Five Years and Other Directorships
			PWC’s Northeast Middle Market Group and chief of staff to the vice-chairman of domestic operations. Mr. Joubert is a graduate of Northeastern University, where he received a B.S. degree in finance and accounting. He is a member of numerous civic and professional associations including the Association for Corporate Growth and the Massachusetts Innovative and Technology Exchange, and he serves on the Board of Overseers of the Museum of Science. Mr. Joubert is a member of the board of directors of Phase Forward Incorporated, a leading provider of data management solutions for clinical trials and drug safety. He is also a member of the American Institute of Certified Public Accountants. We believe Mr. Joubert’s qualifications to serve on our Board of Directors include his 39 years of experience with PWC.

David B. Kaplan Compensation Committee Nominee	42	August 2008	David B. Kaplan has served as a member of our Board of Directors since August 2008. Mr. Kaplan is a Founding Member of Ares Management LLC, an alternative asset investment management firm where he serves as Senior Partner in the Private Equity Group and as a member of the firm’s Executive Committee. Mr. Kaplan joined Ares Management from Shelter Capital Partners, LLC where he served as a senior principal from 2000-2003. From 1991 through 2000, Mr. Kaplan was affiliated with, and a senior partner of, Apollo Management, L.P. and its affiliates. Prior to Apollo, Mr. Kaplan was a member of the Investment Banking Department of Donaldson, Lufkin & Jenrette Securities Corp. Mr. Kaplan currently serves on the boards of directors of Maidenform Brands, Inc., Orchard Supply Hardware Stores Corporation and General Nutrition Centers Inc. Mr. Kaplan also serves on the Board of Governors of Cedars-Sinai Medical Center and is a Trustee, Treasurer and Chairman of the Investment Committee of the Center for Early Education. He graduated with High Distinction, Beta Gamma Sigma from the University of Michigan School of Business Administration with a BBA concentrating in finance. We believe that Mr. Kaplan’s qualifications to serve on our Board of Directors include his 20 years of experience in investment banking and private equity.

R. Davis Noell Nominating Committee Nominee	31	October 2009	R. Davis Noell has served as a member of our Board of Directors since October 1, 2009. He was elected to our Board of Directors pursuant to the Stockholders Agreement by the Ayala Significant Investor and the PEP Significant Investor. Mr. Noell is a vice president of Providence Equity Partners. Prior to joining Providence in 2003, Mr. Noell was an analyst in Deutsche Bank’s media investment banking group. He received a B.A. degree from the University of North Carolina at Chapel Hill. We believe Mr. Noell’s qualifications to serve on our Board of Directors include his nine years of experience in investment and private equity.

Name	Age	Director Since	Principal Occupation, Other Business Experience During Past Five Years and Other Directorships
Kevin T. O’Leary Audit Committee Nominee	55	July 2007	Kevin T. O’Leary has served as a member of our Board of Directors since July 2007. Mr. O’Leary is the chairman of O’Leary Funds Inc., the manager of the publicly traded family of global income balanced funds. Mr. O’Leary is the investor host of the Discovery Channel’s “Discovery Project Earth,” a series that explores innovative ways man could reverse global warming, co-host of the Lang O’Leary Exchange on the CBC News Network, Canada’s national business television specialty channel, and a cast member of and investor in Sony Televisions’ venture capital reality show Dragon’s Den and ABC’s Shark Tank. Since May 2007, Mr. O’Leary has been a director of and investor in Iqzone.com, an early stage wireless marketing company. Mr. O’Leary was a co-investor and co-founder of Storage Now, Canada’s leading developer of climate controlled storage facilities, from January 2003 until its March 2007 acquisition by In Storage REIT. In 1986, Mr. O’Leary co-founded SoftKey Software Products, which was later renamed The Learning Company. He served as president and a director of The Learning Company until May 1999 when it was acquired by Mattel, Inc. Mr. O’Leary received an honors bachelor degree in environmental studies and psychology from the University of Waterloo and a MBA from the University of Western Ontario, where he now serves on the executive board of The Richard Ivey School of Business. We believe that Mr. O’Leary’s qualifications to serve on our Board of Directors include his more than 20 years of leadership at The Learning Company and other companies, and his extensive business experience as the chairman of O’Leary Funds Inc.

Julie G. Richardson Compensation Committee Nominee	47	October 2009	Julie G. Richardson has served as a member of our Board of Directors since October 1, 2009. She was elected to our Board of Directors pursuant to the Stockholders Agreement by the Ayala Significant Investor and the PEP Significant Investor. Ms. Richardson is a managing director of Providence Equity, where she leads the New York office. Ms. Richardson is currently a director of Open Solutions, SunGard Data Systems and USIS. Prior to joining Providence in 2003, Ms. Richardson served as vice chairman of J.P. Morgan’s investment banking division and chairman of the firm’s telecom, media and technology group. Prior to joining J.P. Morgan in 1998, Ms. Richardson was a managing director at Merrill Lynch, where she spent over 11 years. She received a Bachelor of Business Administration from the University of Wisconsin-Madison and spent a year studying finance at the Stanford Graduate School of Business. We believe that Ms. Richardson’s qualifications to serve on our Board of Directors include her more than 22 years of experience in investment banking and private equity.

Name	Age	Director Since	Principal Occupation, Other Business Experience During Past Five Years and Other Directorships
Jeffrey B. Schwartz	35	August 2008	Jeffrey B. Schwartz has served as a member of our Board of Directors since August 2008. Mr. Schwartz is a principal in the Private Equity Group of Ares Management LLC, an alternative asset investment management firm. Prior to joining Ares Management in 2004, Mr. Schwartz was a vice president in the Financial Sponsors Group at Lehman Brothers where he specialized in providing acquisition advice to financial sponsors on potential leveraged buyouts. Prior to Lehman Brothers, Mr. Schwartz was with the Wasserstein Perella Group where he specialized in mergers and acquisitions and leveraged finance. Mr. Schwartz serves on the boards of directors of WCA Waste Corporation and GNC Corp. Mr. Schwartz graduated from the University of Pennsylvania’s Wharton School of Business with a BS in Economics. We believe that Mr. Schwartz’s qualifications to serve on our Board of Directors include his 13 years of experience in investment banking and private equity.

Nathan Walton Nominating Committee Nominee	32	August 2008	Nathan Walton has served as a member of our Board of Directors since August 2008. He was elected to our Board of Directors pursuant to the Stockholders Agreement by the Ares Significant Investor. Mr. Walton is a vice president in the Private Equity Group of Ares Management LLC, an alternative asset investment management firm. Mr. Walton joined Ares Management in 2006 in the Capital Markets Group of Ares Management LLC, and then joined the Private Equity Group in March 2007. He received a B.A. degree in Politics from Princeton University and a MBA from Stanford University. We believe that Mr. Walton’s qualifications to serve on our Board of Directors include his four years of experience in investment banking and private equity.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010. Although stockholder approval of the Audit Committee’s appointment of Ernst & Young LLP is not required by law, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If our stockholders do not ratify this appointment, then our Audit Committee will reconsider its appointment of Ernst & Young LLP. We expect that a representative of Ernst & Young LLP, which served as our auditors for the year ended December 31, 2009, will be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she wishes.

Our Board of Directors recommends a vote FOR this proposal.

Pre-Approval of Audit and Non-Audit Services

All services by our independent registered public accounting firms and the associated fees must be submitted to the Audit Committee of our Board of Directors for approval. Our Audit Committee pre-approved all of the fees described below.

Auditors’ Fees

From January 1, 2008 to October 10, 2008, BDO Seidman, LLP served as our independent registered public accounting firm. Ernst & Young LLP has served as our independent registered public accounting firm since October 11, 2008. The following table provides information about (i) the fees we paid to BDO Seidman, LLP during the 2008 fiscal year and (ii) the fees we paid to Ernst & Young LLP during the 2009 and 2008 fiscal years.

Registered Public Accounting Firm	Year	Audit Fees ($)		Audit-Related Fees ($)	Tax Fees ($)	All Other Fees ($)
Ernst & Young LLP	2009	$2,632,166	(1)	0	3,689	245,282	(3)
	2008	1,600,000	(2)	0	0	0
BDO Seidman, LLP	2008	332,857	(4)	0	0	0

(1)	Represents total fees billed by Ernst & Young LLP for: (a) the audit of our annual financial statements and review of our interim financial statements included in our quarterly reports on Form 10-Q; (b) preparation of comfort letters in connection with our senior secured note offering conducted in October 2009; and (c) services provided by Ernst & Young LLP in connection with statutory filings of our subsidiaries incorporated outside of the United States.

(2)	Represents total fees billed by Ernst & Young LLP for: (a) the audit of our annual financial statements and review of our interim financial statements included in our quarterly reports on Form 10-Q, and (b) services provided by Ernst & Young LLP in connection with statutory filings of our subsidiaries incorporated outside the United States.

(3)	Consists of fees billed by Ernst & Young LLP relating to due diligence in connection with our acquisition of EGS Corp.

(4)	Consists of fees billed by BDO Seidman, LLP for (a) the audit of our annual financial statements and review of our interim financial statements included in our quarterly reports on Form 10-Q; and (b) services provided by BDO Seidman, LLP in connection with statutory filings of our subsidiaries incorporated outside of the United States.

On October 10, 2008, our Audit Committee dismissed BDO Seidman, LLP, which had been our independent registered public accounting firm from our inception on June 26, 2007 until October 10, 2008, and appointed Ernst & Young LLP as our independent registered public accounting firm. The reports of BDO Seidman, LLP on our consolidated financial statements as of and for the fiscal year ended December 31, 2007 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the period from June 26, 2007 to December 31, 2007 and through October 10, 2008, (a) there were no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman, LLP, would have caused them to make reference thereto in their reports on the financial statements for such period, and (b) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Executive Officers

Information concerning our executive officers as of April 15, 2010 is set forth below:

Name	Age	Position
R. Scott Murray	46	Chairman of the Board of Directors, Chief Executive Officer and President
Sheila M. Flaherty	44	Executive Vice President, Chief Legal and Administrative Officer and Corporate Secretary
Robert Dechant	48	Executive Vice President, Global Sales and Marketing
Dennis Lacey	56	Executive Vice President and Chief Financial Officer

R. Scott Murray, our founder, has served as Chairman of the Board of Directors, Chief Executive Officer and President since our inception on June 26, 2007. See Mr. Murray’s biography set forth in the section entitled, “Directors” above.

Sheila M. Flaherty has served as our Executive Vice President, Chief Legal and Administrative Officer (formerly general counsel) and corporate secretary since July 2007. From January 2006 to May 2007, Ms. Flaherty served as general counsel and vice president of Abiomed, Inc., a publicly traded medical technology company. From November 1998 to August 2004, Ms. Flaherty held several positions, including vice president, general counsel and secretary, at Modus Media, Inc., a privately held business process outsourcer in the global supply chain and hosting services sector. From 1996 through 1997, Ms. Flaherty served as associate general counsel at Astra Pharmaceuticals, Inc., a pharmaceutical company. From 1993 to 1996, Ms. Flaherty practiced law with the law firm of Nutter, McClennen & Fish. Ms. Flaherty received a bachelor’s degree from the University of Massachusetts and a Juris Doctorate from Georgetown University Law Center.

Robert Dechant has served as our Executive Vice President, Global Sales and Marketing since August 2008. Prior to joining us, Mr. Dechant served as senior vice president of sales and marketing and general manager of the Data and Voice Business Unit for 3Com Corporation from April 2006 through June 2008. From February 2003 to October 2004, Mr. Dechant also served as executive vice president of sales and marketing of Modus Media Inc. From 1997 through 2003, Mr. Dechant handled several roles for Stream International as senior vice president of sales and marketing and chief operating officer. From 1994 to 1997, Mr. Dechant also served as vice president of sales for Software Support Inc. (acquired by Convergys Corp in 1996) and also held various roles at IBM Corp. Mr. Dechant received a B.S. degree from Fairfield University.

Dennis Lacey has served as our Executive Vice President and Chief Financial Officer since January 2010. Prior to joining us, Mr. Lacey served as head of capital markets of Republic Financial Corporation, a private investment firm from September 2006 through September 2009. Prior to that, Mr. Lacey served as executive vice president and chief financial officer of TeleTech Holdings, Inc., a global CRM services provider from May 2003 to August 2006. Prior to that, Mr. Lacey served as executive vice president and chief financial officer of CKE Restaurants Inc., a nationwide operator of fast food restaurants, from April 2001 to March 2003. Prior to that, Mr. Lacey served as executive vice president and chief financial officer of Imperial Bancorporation, a NYSE listed commercial bank focused on high tech lending and film finance, from April 1998 to January 2001. Prior to that, Mr. Lacey served as chief executive officer of Capital Associates, a NASDAQ listed equipment leasing company, from September 1989 to March 1998. Prior to that, Mr. Lacey served as an audit partner at Coopers & Lybrand, an international accounting firm. Mr. Lacey received a B.S. degree in accounting from the University of West Florida.

CORPORATE GOVERNANCE

Overview

Director Independence. Under the applicable rules of NYSE Amex, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that none of Messrs. Ayala, Ablaza, Noell, Walton, Cwiertnia, Conway, Joubert, Kaplan and O’Leary and Ms. Richardson has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the NYSE Amex independence criteria. Only Mr. Murray, our Chairman of the Board, Chief Executive Officer and President does not meet the NYSE Amex independence criteria.

Director Qualifications and Selection. The members of our Board of Directors were elected in accordance with the Stockholders Agreement, dated as of October 1, 2009, among Stream, Ares, NewBridge, Dutchco, Mr. Murray and Trillium. Pursuant to the Stockholders Agreement, each (a) Significant Investor and (b) other party to such agreement (excluding Mr. Murray and Trillium) that owns, together with its affiliates, at least 5% of the then outstanding shares of our common stock agrees to vote all of its shares of our common stock to elect up to eleven members of our Board of Directors as follows:

•	up to three members designated by the Ares Significant Investor as long as certain share ownership conditions are met;

•	up to three members designated by the Ayala Significant Investor and the PEP Significant Investor as long as certain share ownership conditions are met;

•

one member who satisfies applicable director independence requirements for continued listing of our common stock (an “Independent Director”) designated by the Ares Significant Investor as long as certain share ownership conditions are met (and thereafter by our Board of Directors with the approval of a majority of the members of our Board of Directors, which majority must, subject to certain conditions, include one member designated by each of the Significant Investors (“Requisite Board Approval”));

•

one Independent Director designated by the Ayala Significant Investor and the PEP Significant Investor as long as certain share ownership conditions are met (and thereafter by our Board of Directors with Requisite Board Approval);

•	two Independent Directors designated by our Board of Directors with Requisite Board Approval; and

•	one member who holds the position of our Chief Executive Officer.

In addition to the foregoing voting requirements and designation rights, as long as it or they own at least 25% of the shares of our common stock it or they owned at the closing of the Combination (as defined hereinafter) (in all cases, together with their respective affiliates), each of (a) the Ares Significant Investor and (b) the Ayala Significant Investor and the PEP Significant Investor is entitled to designate members of each committee of our Board of Directors (other than special committees where a conflict of interest exists) in an equal proportion to their Board of Directors designation rights (other than for Independent Directors).

Board Leadership Structure. Our By-laws permit the roles of Chairman and Chief Executive Officer to be filled by the same or different individuals. This allows the Board flexibility to determine whether the two roles should be combined or separated based upon our needs and the Board’s assessment of its leadership from time to time. The Board of Directors reviews its structure and our leadership annually.

The Board believes that Stream and its shareholders are best served at this time by having Mr. Murray serve as our Chairman and Chief Executive Officer. Combining the roles of Chairman and Chief Executive Officer makes clear that we have a single leader who is directly accountable to the Board and, through the Board, to our shareholders. It establishes one voice who speaks for the Company to customers, employees, shareholders and other stakeholders. This structure reinforces Mr. Murray’s overall responsibility for the Company’s business and strategy, under the oversight and subject to the review of the Board. It strengthens the Board and the Board’s decision-making process because Mr. Murray, who has first-hand knowledge of our operations and the major issues facing Stream, chairs the Board meetings where the Board discusses strategic and business issues. This structure also enables Mr. Murray to act as the key link between the Board and other members of management.

In addition to our Chairman, our By-laws permit the Board to appoint a Vice Chairman who shall preside at meetings of the Board of Directors in the absence of the Chairman. After the closing of the Combination and pursuant to the Stockholders Agreement, as long as Alfredo Ayala is a director designated by the Ayala Significant Investor and the PEP Significant Investor, he will serve as the Vice Chairman of our Board of Directors.

The Board’s Role in Risk Oversight. The Board of Directors is responsible for overseeing risk management at the Company. The Board regularly considers our risk profile when reviewing our overall business plan and strategy and when making decisions impacting the Company. Our Board administers its financial risk oversight function directly though its Audit Committee. Our Board receives regular reports from members of senior management on areas of material risk to Stream, including organizational, financial and legal risks, and discusses with management their potential impact on Stream and the steps we take to manage them.

Code of Business Conduct and Ethics and Board Committee Charters. We have adopted a written Code of Business Conduct and Ethics for all of our officers, employees and directors, and charters for our Audit, Compensation and Nominating committees of our Board of Directors. The charters of our Audit, Compensation and Nominating Committees give each of these committees the authority to retain independent legal, accounting and other advisors.

You can find our Code of Business Conduct and Ethics and the charters for our Audit, Compensation and Nominating Committees in the “corporate governance” section of our website, www.stream.com, or by contacting us at the address or telephone number set forth below. We intend to post on our website any disclosures that are required by law or NYSE Amex listing standards concerning amendments to, or waivers from, our Code of Business Conduct and Ethics.

Stream Global Services, Inc.

20 William Street, Suite 310

Wellesley, MA 02481

Attention: Legal Department

(781) 304-1800

Board and Committee Meetings. During 2009, our Board met 11 times, our Audit Committee met nine times, and our Compensation Committee met five times. Our Nominating Committee did not meet in 2009. Each of our directors who has been a member of our Board since January 2009 attended at least 65% of the meetings of the Board and 100% of meetings of the committee on which he or she served. Each of our directors who joined our Board after the closing of the Combination in October 2009 attended at least 67% of the meetings of the Board and 50% of the meetings of the committees on which he or she served. Our Board regularly meets in executive session without Mr. Murray or any other Stream employees present.

Committees of our Board of Directors

Audit Committee. Our Audit Committee consists of Messrs. Joubert (Chairman), Conway and O’Leary, each of whom meets NYSE Amex criteria for independence and SEC criteria for independent audit committee members and is able to read and understand financial statements. In addition, our Board has determined that Mr. Joubert is an “audit committee financial expert” as defined by SEC rules. The Audit Committee’s responsibilities include:

•	Serving as an independent and objective party to monitor our financial reporting process, audits of our financial statements and internal control system;

•	Approving the annual fees of our independent registered public accounting firm and their annual engagement as our auditors and appointment by our stockholders;

•	Reviewing and appraising the audit efforts of our independent registered public accounting firm and internal finance department; and

•	Providing an open avenue of communications among our independent registered public accounting firm, financial and senior management, internal finance department, and Board of Directors.

Compensation Committee. Our Compensation Committee consists of Messrs. Kaplan (Chairman) and Ayala and Ms. Richardson, each of whom meets NYSE Amex criteria for independence. Our Board of Directors established a Section 162(m) Committee for the purpose of recommending to our Compensation Committee cash and equity compensation payments and awards to “covered persons” under Section 162(m) of the Internal Revenue Code. Our Section 162(m) Committee consists of Messrs. Conway, Joubert and O’Leary. Our Compensation Committee’s responsibilities include:

•	Reviewing and approving the compensation of our Chief Executive Officer and our other executive officers;

•	Overseeing the evaluation of our senior executives;

•	Reviewing and making recommendations to the Board with respect to our incentive compensation and equity-based plans;

•

Exercising all of the rights, authority and functions of the Board under our equity-based plans, including interpreting the terms of the plans and granting options and other stock awards under the plans;

•	Reviewing and making recommendations to the Board with respect to director compensation; and

•	Reviewing and making recommendations to the Board with respect to management succession planning.

Nominating Committee. Our Nominating Committee consists of Messrs. Walton (Chairman), Ablaza and Noell, each of whom meets NYSE Amex criteria for independence. The Nominating Committee is responsible for overseeing the selection of persons to be nominated to serve on our Board, and considers persons identified by its members, as well as our management, stockholders, investment bankers and others.

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person’s education, experience and professional employment. The Nominating Committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent stockholder interests.

The Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The Nominating Committee does not distinguish among nominees recommended by stockholders and other persons.

Audit Committee Report

The primary function of the Audit Committee is to assist our Board in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements and our registered public accounting firm’s qualifications, independence and performance.

The Audit Committee has reviewed and discussed with our management our audited consolidated financial statements for the year ended December 31, 2009. The Audit Committee has also received from, and discussed with, Ernst & Young LLP various communications that Ernst & Young is required to provide to the Audit Committee, including the matters required to be discussed by Public Company Accounting Oversight Board, or PCAOB, AU Section 380 (Communication with Audit Committees) as modified or supplemented.

Ernst & Young LLP also provided the Audit Committee with the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526 (Communicating with Audit Committees Concerning Independence), as modified or supplemented. The Audit Committee has discussed with the registered public accounting firm their independence from us. The Audit Committee also considered whether the provision by Ernst & Young LLP of the non-audit services is compatible with maintaining the auditors’ independence and determined that the non-audit services were indeed compatible with maintaining Ernst & Young’s independence.

Based on its discussions with management and Ernst & Young LLP, and its review of the representations and information provided by management and Ernst & Young LLP, the Audit Committee recommended to the Board that Stream’s audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

The Audit Committee also recommended to our Board and our Board approved, subject to shareholder ratification, the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010.

This Audit Committee Report is not incorporated by reference into any of our previous or future filings with the SEC, unless any such filing explicitly incorporates the Report.

Paul G. Joubert, Chairman

G. Drew Conway

Kevin T. O’Leary

COMPENSATION OF OUR DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis, or CD&A, discusses our overall compensation philosophy, objectives and practices for our senior management team, with an emphasis on the analysis used to determine the total compensation of our principal executive officer, principal financial officer and the three other most highly compensated executive officers, each of whose total compensation exceeded $100,000 for the fiscal year ended December 31, 2009, whom we refer to collectively as our Named Executive Officers.

We have designed our compensation policies to attract and retain high quality executives and employees and to motivate and reward our executives and employees for superior company performance. Our compensation philosophy is based on a desire to balance retention of executive talent with pay for performance-based incentive compensation. Our incentive compensation programs are designed to reward our Named Executive Officers for our sustained financial and operating performance. We believe that the compensation of Named Executive Officers should align their interests with those of our shareholders and focus their behavior on the achievement of short-term corporate targets as well as long-term business objectives and strategies. It is the responsibility of the Compensation Committee of our Board of Directors, which is comprised entirely of directors who satisfy the NYSE Amex “independence” requirements, to establish and administer our compensation practices to ensure that these practices are competitive and include incentives designed to appropriately drive our performance.

Compensation Philosophy and Objectives

Our Compensation Committee reviews and approves all compensation for our executive officers, including salary, bonus, equity compensation, perquisites, severance arrangements and change in control benefits.

Our Compensation Committee has a two-fold philosophy regarding the total compensation of our executive officers, which consists primarily of base salary, target annual cash bonus and estimated value of stock-based awards. First, the Compensation Committee seeks to balance our desire to retain our executives with our short and long-term performance objectives. Second, the Compensation Committee seeks to ensure that our executive compensation is competitive by targeting the total compensation of each executive to be between the 45th and 75th percentiles of our compensation peer group and survey group of companies described below.

In 2009, our Compensation Committee retained an independent compensation consultant, Pearl Meyer and Partners, or PMP, to assist with its review of the compensation of our executives. PMP reports directly to the Compensation Committee. PMP conducted market research and developed recommendations for the compensation of our Chief Executive Officer and other executives. Our Chief Executive Officer also makes recommendations to the Compensation Committee about the compensation of the other executive officers based on their achievements. While the Compensation Committee is solely responsible for approving executive compensation, our Senior Vice President of Human Resources and other members of our human resources department support the work of the Compensation Committee and PMP. The Compensation Committee meets periodically in executive session without management present.

With the help of PMP, our Compensation Committee selected a peer group of companies that we considered in determining the compensation of our executive officers. Our peer group of companies for 2009 was selected based on a balance of the following criteria:

•	companies whose services offered, revenue and market capitalization as of June 2009, when the peer group was determined, and based on 2008-2009 data for such companies, were similar to ours;

•	companies with similar executive positions to ours;

•	public companies whose compensation and financial data are available in proxy statements or other public documents; and

•	companies that generally overlap with us in the labor market for talent.

This peer group differs from the peer group used in 2008, which was based primarily on the types of services we offer, and our revenue and market capitalization as of June 2008. The peer groups for 2008 and 2009 were as follows:

2008 Peer Group	2009 Peer Group
3Com Corp.	Administaff Inc.
CBIZ Inc.	CBIZ Inc.
CMGI Inc.	Convergys Corp.
Gevity HR Inc.	CSG Systems Intl Inc.
Harte Hanks Inc.	Genpact Ltd.
ICT Group Inc.	Harte Hanks Inc.
Lionbridge Technologies	Hewitt Associates Inc.
PRG-Schultz International Inc.	Moduslink Global Solutions
StarTek Inc.	Sykes Enterprises Inc.
Sykes Enterprises Inc.	Syntel Inc.
Teletech Holdings Inc.	Teletech Holdings Inc.
WNS (Holdings) Ltd.

In addition to the peer group, PMP also used data from a survey group in its executive compensation analysis, especially for executive positions for which our peer group companies did not publicly disclose compensation information. The survey group for 2009 consisted of the 2009 CHiPS Executive and Senior Management Total Compensation Survey with a technology industry focus and a confidential survey with a services industry focus. The survey group for 2008 consisted of the 2007 CHiPS Executive and Senior Management Total Compensation Survey with a technology industry focus and the 2007 Aspen Publishers Executive Compensation Report with a services industry focus.

Risk Considerations in Executive Compensation

Our Compensation Committee considered the concept of risk as it relates to our executive compensation program and it does not believe our executive compensation program encourages excessive or inappropriate risk taking. As described herein, we structure our pay to consist of both fixed and variable compensation to motivate our executives to produce superior short- and long-term results that are in the best interests of our company and shareholders. We believe that any risks that may arise from our compensation policies and practices for employees are not reasonably likely to have a material adverse effect on our company.

Components of Executive Compensation

Our executive compensation consists primarily of three components: base salary, annual bonuses under our management incentive plan, and stock-based awards.

Base salary. In determining the base salaries of our Named Executive Officers, the Compensation Committee generally targets the median of the salaries of comparable executives in our peer group of companies and our survey group. For 2008 and 2009, the base salary of each of our Named Executive Officers was in approximately the 45th to 60th percentile range of our peer group and survey group.

The salaries for each of our Named Executive Officers for the fiscal years ended December 31, 2008 and 2009 are set forth in the table entitled “Summary Compensation” below. As a result of our Compensation Committee’s goal of providing competitive base salaries to our executive officers at the median of our peer group, in 2009, our Compensation Committee approved increases of approximately 8% in the base salaries of Mr. Dechant and Ms. Flaherty.

Annual bonuses under our management incentive plan. The objective of our management incentive plans is to ensure that our executives focus on our company’s overall financial performance and not solely on individual performance. By tying the payment of bonuses to the financial goals of the company, we believe that our executives are properly motivated to achieve both our short and long-term goals. For fiscal year 2009, the annual cash bonuses for our Named Executive Officers under our 2009 management incentive plan were targeted to be 60% of their base salary. We believe that these levels of cash bonuses provide an important incentive for our executive officers to contribute to our success as a company. If we perform well, our executives have an opportunity to earn significant additional compensation over and above their base salaries, and if we do not perform well, then our executives’ earning potential is significantly reduced.

Our management incentive plans are designed such that each participant in the plan, including our Named Executive Officers, is eligible to receive a cash incentive award based on our achievement of a certain percentage of Adjusted EBITDA (as defined in the applicable management incentive plan). Our Compensation Committee has the discretion to determine whether or not to make any awards under our management incentive plan.

Our 2009 management incentive plan provided that if we achieved between 81% and 100% of the Adjusted EBITDA target, then our Named Executive Officers and other eligible employees would be eligible to receive between 5% and 100% of their target bonuses. If we over-achieved our Adjusted EBITDA target, then our Named Executive Officers and other eligible employees would receive between 100% and 200% of their target bonuses, with R. Scott Murray, our President and Chief Executive Officer, being eligible to earn a bonus equal to between 0% and 200% of his base salary, and our other Named Executive Officers being eligible to earn bonuses equal to between 0% and 120% of their annual base salaries. In the event that we achieved 80% or less of the Adjusted EBITDA target, however, then the Company was not obligated, but had the discretion, to pay bonuses to any participant in the 2009 management incentive plan.

Although we did not achieve our Adjusted EBITDA target for fiscal year 2009, the Compensation Committee exercised its discretion under the 2009 management incentive plan and awarded bonuses to certain plan participants, including our Named Executive Officers, after determining that the efforts expended and results achieved by the Company in light of the challenging economic times, the successful closing of our combination with eTelecare Global Solutions, Inc. (“eTelecare”), and the successful integration of the eTelecare business, merited recognition and reward. The bonus amounts that each of our Named Executive Officers received for 2008 and 2009 are set forth below in the section titled, “Summary Compensation” and “Grants of Plan-Based Awards.”

In February 2010, our Compensation Committee approved our 2010 management incentive plan, pursuant to which:

•

if we achieve Adjusted EBITDA of at least $80 million, but less than $90 million, then our Named Executive Officers and other participants will be eligible to receive between 50% and 95% of their target bonuses;

•	if we achieve Adjusted EBIDTA of at least $90 million but less than $95.4 million, then our Named Executive Officers and other participants will be eligible to receive 100% of their target bonuses;

•

if we achieve Adjusted EBITDA greater than $95.4 million, then our Named Executive Officers and other participants are eligible to receive accelerators for over-achievement, consisting of a bonus ranging between 110% and 200% of their target bonuses; and

•	if we do not achieve a minimum of $80 million in Adjusted EBITDA, then the Company is not obligated, but has the discretion, to pay bonuses to any participant under the 2010 management incentive plan.

The bonus amounts that each of our Named Executive Officers were eligible to receive under our 2009 management incentive plan if we achieve our Adjusted EBITDA goals for 2009 are set forth in the table entitled “Grants of Plan-Based Awards” below.

Under our 2009 executive sales commission plan for our fiscal year ended December 31, 2009, Robert Dechant, our Executive Vice President, Global Sales and Marketing, was eligible to earn quarterly commissions equal to between 0% and 40% of his base salary if we achieved our revenue and gross margin goals for each quarter and the full year. 75% of Mr. Dechant’s commission was based upon our achievement of quarterly and annual revenue goals, and 25% of his commission was based on our achievement of quarterly and annual gross margin goals. In addition, Mr. Dechant was eligible to earn additional commissions if we over-achieved our revenue and gross margin goals, based on the amount of such over-achievement. For our fiscal year ended December 31, 2009, Mr. Dechant received a bonus equal to approximately 13% of his base salary, or $37,500, in sales commissions.

Under our 2010 executive sales commission plan for our fiscal year ending December 31, 2010, Mr. Dechant is eligible to earn total cash commissions equal to 0% to 40% of his base salary if we achieve our revenue and gross margin goals for each quarter and the full years set forth below. Mr. Dechant’s commissions are based 75% on our achievement of our quarterly and annual revenue goals and 25% on our achievement of our quarterly and annual gross margin percentage goals, each as set forth in our annual budget for our fiscal year ending December 31, 2010. In addition, Mr. Dechant is eligible to earn additional commissions if we over-achieve our revenue and gross margin goals, based on the amount of such over-achievement. Mr. Dechant is not eligible for any commission under our 2010 executive sales commission plan for a particular quarter or the year unless we achieve at least 96% of our revenue goal and at least 97.5% of our gross margin goal for that quarter or the year. If we achieve between 96% and 100% of our revenue goal and 97.5% and 100% of our gross margin goal for a quarter or the year, then Mr. Dechant is eligible to receive up to 100% of his target commission for that quarter or the year. If (i) our actual revenue for the year is in excess of our revenue goal for the full year and (ii) we achieve at least 100% of our gross margin goal for the year, then Mr. Dechant is eligible to receive additional commissions above his target commission up to a maximum additional commission of $400,000.

The bonus amounts that Mr. Dechant was eligible to receive under our 2009 executive sales incentive plan if we achieved our revenue and gross margin targets for 2009 are set forth in the table entitled “Grants of Plan-Based Awards” below.

Stock-based awards. The Compensation Committee uses stock-based awards to help align our executive officers’ interests with those of our stockholders and to encourage our executive officers to contribute to our long-term market performance. During 2009, the Compensation Committee granted stock options to our Named Executive Officers that vest in equal installments every six months over five years from the date of grant, with an exercise price equal to $6.28 per share, which was the fair market value of our common stock on the date of grant, so that the officer will earn no compensation from his or her options unless the market price of our common stock increases above the exercise price. In addition, Mr. Murray may not exercise any vested stock options until the occurrence of any of the following conditions: (i) the closing price of our stock equals or exceeds $10.60 for 60 consecutive trading days and our public float (which excludes shares owned or held by Ares Corporate Opportunities Fund II L.P., Providence Equity Partners L.P., Ayala Corporation or any of their affiliates, or by our officers or directors (collectively, the “Affiliated Stockholders”)) equals or exceeds $300 million; (ii) the Affiliated Stockholders have, in the aggregate, sold 25% or more of their aggregate ownership as of the date of grant at a price at or above $10.60 per share; or (iii) his death. In addition, the Compensation Committee awarded Sheila M. Flaherty, our Executive Vice President, Chief Legal and Administrative Officer, and Mr. Dechant restricted stock, which also vests in equal installments every six months over five years from the date of grant.

In authorizing these grants, the Committee considered the equity compensation levels of comparable executives at our peer group companies, the position and total compensation package of each Named Executive Officer, and the number of shares of our common stock that each of the Named Executive Officers already held.

The stock option and restricted stock awards made to each of our Named Executive Officers during the fiscal year ended December 31, 2009 are set forth in the table entitled “Grants of Plan-Based Awards” below.

Employment Agreements and Severance and Change of Control Provisions

We have entered into employment agreements with each of our Named Executive Officers, which are described in greater detail below under “Employment Agreements.” Among other things, these employment agreements provide (1) for severance benefits if the executive’s employment with us is terminated without cause or by the executive for good reason and (2) for increased severance benefits if the executive’s employment with us is terminated without cause or by the executive for good reason within 24 months after a change of control (as defined in the agreement) or within six months before a change of control and after we sign an agreement for a change of control. We designed the change in control provisions of our employment agreements to help ensure that our executive team is able to evaluate objectively whether a potential change in control transaction is in the best interests of Stream and our stockholders, without having to be concerned about their future employment. These agreements also help ensure the continued services of our executive officers throughout the change in control transaction by giving them incentives to remain with us.

Retirement, Perquisites and Other Employee Benefits

We maintain broad-based benefits for all employees, including health and dental insurance, life and disability insurance and retirement plans. Our Named Executive Officers are eligible to participate in all of our employee benefit plans on the same basis as our other employees. During 2009, in the United States, under our 401(k) plan, we contributed to the plan on behalf of all participants, including our executive officers, matching contributions of $0.25 for each dollar saved in the plan by the participant, up to a maximum of 6% of the participant’s contributions, subject to the limits set forth by the Internal Revenue Service.

Each Named Executive Officer is also eligible to receive reimbursement from us for certain costs associated with tax and estate planning and premiums on life insurance policies. For Mr. Murray, the maximum amount we will reimburse him for these costs is $50,000 per year, and for the other Named Executive Officers, the maximum is $10,000 per year. We offer these perquisites in order to remain competitive.

Tax matters.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows public companies from taking a tax deduction for compensation over $1,000,000 paid to each of its Chief Executive Officer and its three other officers (other than the Chief Financial Officer) whose compensation is required to be disclosed to stockholders pursuant to the Exchange Act by reason of being among the Company’s most highly compensated officers unless certain requirements are met. In general, we seek to structure the stock-based compensation granted to our executive officers to allow us to deduct the officers’ compensation; however, it is possible that compensation from our executive officers’ stock-based compensation may not be exempted from Section 162(m). In addition, the Compensation Committee may choose from time to time to authorize executive compensation that is not exempt from the $1,000,000 limit if the Committee believes the compensation is appropriate and in the best interests of Stream and our stockholders, after taking into consideration general business conditions and the performance of our executives.

Compensation of our Executive Officers

Summary Compensation

The following table contains information about the compensation we paid to or accrued for each of our Named Executive Officers during the fiscal years indicated.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)		Total ($)
R. Scott Murray(3)(4)	2009	595,000	—	6,280,000	107,100		57,516	(8)	7,039,616
Chairman, Chief Executive Officer and President	2008	211,981	—	—	185,836		21,106	(8)	418,923
	2007	—	—	—	—		—		—

Sheila M. Flaherty(4)	2009	300,000	471,000	1,256,000	54,000		18,811	(8)	2,099,811
Executive Vice President and Chief Legal and Administrative Officer	2008	111,923	—	6,296	56,219		5,743	(8)	180,181
	2007	—	—	—	—		—		—

Robert Dechant(5)	2009	300,000	628,000	1,570,000	91,500	(6)	12,110	(8)	2,601,610
Executive Vice President, Global Sales and Marketing	2008	103,646	—	9,234	92,149	(7)	3,846	(8)	208,875

Stephen C. Farrell(3)	2009	168,606	—	—	—		8,056	(8)	176,662
Executive Vice President and Chief Financial Officer	2008	45,769	—	3,083	27,616		1,750	(8)	78,218

(1)	These amounts represent the dollar amount of the aggregate grant date fair value of awards for fiscal years 2009 and 2008, computed in accordance with FASB ASC Topic 718, or Topic 718. These amounts do not represent the actual amounts paid to or realized by the Named Executive Officer during fiscal years 2009 and 2008, and there can be no assurance that the Topic 718 amount will ever be realized. A description of the assumptions we used for purposes of determining grant date fair value is set forth in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 11, 2010.

(2)	Except for the sales commissions paid under our executive sales commission plans described in Notes 7 and 8 below, these amounts represent payments made to our Named Executive Officers under our 2009 and 2008 management incentive plans.

(3)	Mr. Farrell served as our principal financial officer from October 2008 through May 2009. Mr. Murray subsequently served as our acting principal financial officer from June 2009 to January 2010, when Mr. Dennis Lacey joined Stream as our Executive Vice President and Chief Financial Officer. Mr. Farrell’s annual base salary was $350,000 for 2008 and 2009.

(4)	We were incorporated in June 2007 as a blank check company for the purpose of acquiring, through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination, one or more domestic or international operating businesses. We acquired Stream Holdings Corporation in July 2008. Our Named Executive Officers did not receive any compensation for the fiscal year ended December 31, 2007. In addition, our Named Executive Officers for the fiscal year ended December 31, 2008 did not receive any compensation until after the consummation of the acquisition of Stream Holdings Corporation in July 2008. The 2008 annual base salaries for Mr. Murray and Ms. Flaherty were $595,000 and $300,000, respectively.

(5)	Mr. Dechant joined Stream in August 2008. His annual base salary for 2008 was $300,000.

(6)	Includes $37,500 of sales commissions paid under our 2009 executive sales commission plan.

(7)	Includes $39,628 of sales commissions paid under our 2008 executive sales commission plan.

(8)	The amounts reported in the All Other Compensation column reflect, for each Named Executive Officer, (1) the amount of our matching contribution under our 401(k) plan; (2) the amount we reimbursed each officer for costs incurred for estate, tax and financial planning services; and (3) the dollar value of accident, disability and death insurance and other life insurance we paid. Specifically, the All Other Compensation column above includes:

Name	Year	Matching Contribution under our 401(k) Plan ($)	Estate Planning ($)	Tax and Financial Planning ($)	Life Insurance ($)	Health, Dental, Short-Term and Long- Term Disability ($)	Total ($)
R. Scott Murray	2009	—	45,711	4,250	554	7,002	57,517
	2008	—	—	21,106	—	—	21,106

Sheila M. Flaherty	2009	2,120	1,320	2,400	6,744	6,228	18,812
	2008	1,558	—	4,185	—	—	5,743

Robert Dechant	2009	1,375	3,500	—	544	6,691	12,110
	2008	346	—	3,500	—	—	3,846

Stephen C. Farrell	2009	—	4,167	1,750	144	1,996	8,057
	2008	—	—	1,750	—	—	1,750

Grants of Plan-Based Awards

The following table contains information about estimated and actual payouts to (i) our Named Executive Officers under our 2009 management incentive plan for the fiscal year ended December 31, 2009 and (ii) Robert Dechant under our 2009 executive sales commission plan. In addition, the table shows grants of restricted stock and stock options made during the year ended December 31, 2009 to each Named Executive Officer under our 2008 Stock Incentive Plan.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)						All Other Stock Awards: Number of Shares of Stock (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)		Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)		Target ($)		Maximum ($)
R. Scott Murray	11/10/2009	—		—		—		—	1,000,000	(10)	6.28	6,280,000
	—	0	(4)	595,000	(5)	1,190,000	(6)

Sheila M. Flaherty	11/10/2009	—		—		—		75,000	—		—	471,000
	11/10/2009	—		—		—		—	200,000		6.28	1,256,000
	—	0	(4)	180,000	(5)	360,000	(6)	—	—		—	—

Robert Dechant	11/10/2009	—		—		—		100,000	—		—	628,000
	11/10/2009	—		—		—		—	250,000		6.28	1,570,000
	—	0	(4)	180,000	(5)	360,000	(6)(9)	—	—		—	—
	—	0	(7)	120,000	(8)			—	—		—	—

Stephen C. Farrell(11)	—	—		—		—		—	—		—	—

(1)	Although we did not achieve our Adjusted EBITDA target for fiscal year 2009, in March 2010, the Compensation Committee exercised its discretion under the 2009 management incentive plan and awarded bonuses to certain plan participants, including the following amounts to our Named Executive Officers: $107,100 to Mr. Murray (which equals 18% of his target bonus), and $54,000 to each of Mr. Dechant and Ms. Flaherty (which equals 30% of their target bonus).

(2)	Subject to the continued employment of the applicable Named Executive Officer, the stock options and restricted stock vest in equal installments every six months over five years from the date of grant.

(3)

These amounts represent the dollar amount that we recognized for financial reporting purposes in accordance with Topic 718 related to the grant of restricted stock or a stock option to the Named Executive Officer. These amounts do not represent actual amounts paid to or realized by the Named Executive Officers during 2009 and there can be no assurance that the Topic 718 amount will ever be realized. A description of the assumptions we used for purposes of determining grant date fair value in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 11, 2010.

(4)	The amounts reflected in this column assume that we achieved 80% or less of our Adjusted EBITDA target for the fiscal year ended December 31, 2009.

(5)	The amounts reflected in this column assume that we achieved 100% of our Adjusted EBITDA target for the fiscal year ended December 31, 2009.

(6)	The amounts reflected in this column assume that we achieved 200% of our Adjusted EBITDA target for the fiscal year ended December 31, 2009.

(7)	The amount reflected assumes that we achieved (i) less than 90% of our revenue goal and (ii) less than 97.5% of our gross margin goal, for the fiscal year ended December 31, 2009.

(8)	The amount reflected assumes that we achieved 100% of our revenue and gross margin goals for the fiscal year ended December 31, 2009.

(9)	If our actual revenue for the year ended December 31, 2009 was $10 million or more than our revenue goal, and we achieved at least 100% of our gross margin goal, then Mr. Dechant would have been eligible to receive additional commissions above his target commission. These additional commissions would be based on the amount by which our actual revenue exceeded our revenue goal for the year, starting at $50,000 of additional commission for the first $10 million of revenue over-achievement, $100,000 of additional commission for the first $15 million of revenue over-achievement, and increasing by $100,000 increments of commission for each additional full $5 million of revenue over-achievement over $15 million of revenue over-achievement.

(10)	In addition to the vesting provisions set forth in Note 1 above, Mr. Murray may not exercise any vested stock options until the occurrence of any of the following conditions: (i) the closing price of our stock equals or exceeds $10.60 for 60 consecutive trading days and our public float (excluding shares owned or held by Ares Corporate Opportunities Fund II L.P., Providence Equity Partners L.P., Ayala Corporation or any of their affiliates, or by our officers or directors (collectively, the “Affiliated Stockholders”)) equals or exceeds $300 million; (ii) the Affiliated Stockholders have, in the aggregate, sold 25% or more of their aggregate ownership as of the date of grant at a price at or above $10.60 per share; or (iii) his death.

(11)	Mr. Farrell ceased being our Chief Financial Officer and terminated his employment with us in May 2009.

Outstanding Equity Awards at Fiscal Year-End

The following table contains information about restricted stock that has not vested, stock options that have not been exercised and equity incentive plan awards outstanding as of December 31, 2009 for each of our Named Executive Officers.

	Option Awards(1)						Share Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Shares That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
R. Scott Murray	—	1,000,000	(3)	—	6.28	11/9/2019	—	—	—	—

Sheila M. Flaherty	30,000	120,000		—	6.00	9/22/2018	—	—	—	—
	—	200,000		—	6.28	11/9/2019	—	—	—	—
	—	—		—	—	—	—	—	75,000	446,250

Robert Dechant	40,000	160,000		—	6.00	9/22/2018	—	—	—	—
	—	250,000		—	6.28	11/9/2019	—	—	—	—
	—	—		—	—	—	—	—	100,000	595,000

Stephen C. Farrell(4)	—	—		—	—	—	—	—	—	—

(1)	Subject to the continued employment of the applicable Named Executive Officer, the stock options and restricted stock vest in equal installments every six months over five years calculated from the date of grant.

(2)	The market or payout value of the unvested shares of restricted stock is calculated based on a market value of $5.95 per share (the closing price of our common stock on the NYSE Amex on December 31, 2009) multiplied by the number of shares.

(3)	In addition to the vesting provisions set forth in Note 1 above, Mr. Murray may not exercise any vested stock options until the occurrence of any of the following conditions: (i) the closing price of our stock equals or exceeds $10.60 for 60 consecutive trading days and our public float (excluding shares owned or held by Ares Corporate Opportunities Fund II L.P., Providence Equity Partners L.P., Ayala Corporation or any of their affiliates, or by our officers or directors (collectively, the “Affiliated Stockholders”)) equals or exceeds $300 million; (ii) the Affiliated Stockholders have, in the aggregate, sold 25% or more of their aggregate ownership as of the date of grant at a price at or above $10.60 per share; or (iii) his death.

(4)	Mr. Farrell ceased being our Chief Financial Officer and terminated his employment with us in May 2009.

Option Exercises and Stock Vested

None of our Named Executive Officers exercised stock options during the year ended December 31, 2009. As of December 31, 2009, none of our Named Executive Officers holds any vested restricted stock, restricted stock units or any other similar stock award.

Employment Agreements

Employment Agreement with R. Scott Murray

We are a party to an Employment Agreement, dated as of July 15, 2008 and amended on December 29, 2008, May 6, 2009 and November 10, 2009, with R. Scott Murray, providing for his employment as our President and Chief Executive Officer and his appointment as Chairman of our Board of Directors. The agreement has an initial one-year term that ended on July 31, 2009, after which the agreement renews automatically for successive one-year terms until either party gives the other written notice of non-renewal. Under the agreement, Mr. Murray is entitled to receive:

•	a base salary of at least $595,000;

•

an annual bonus upon our satisfaction of budgeted levels of adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), with a target annual bonus, if we achieve 100% of its Adjusted EBITDA goals, of at least 100% of his base salary. If we over-perform and achieve Adjusted EBITDA greater than our target Adjusted EBITDA, then Mr. Murray can earn a bonus of up to 200% of his base salary. If we achieve between 90-100% of our target Adjusted EBITDA, then Mr. Murray can earn a bonus of between 50-100% of his base salary. However, no bonus will be paid if the Company achieves less than 90% of our target Adjusted EBITDA;

•	reimbursement of the reasonable costs (up to a maximum of $50,000 per year) for tax and estate planning and premiums on life insurance policies; and

•	the same standard employment benefits to which our other executives and employees are entitled.

Mr. Murray’s employment agreement provides for the following severance payments and benefits upon termination of his employment with us:

(1) If Mr. Murray’s employment with us terminates for any reason other than for cause (as defined in the agreement), then he will be entitled to a pro rata portion, based on the portion of the year during which he was employed by us, of his annual bonus earned but not previously paid for the year in which the termination occurred, based upon the targets established under that year’s bonus plan.

(2) If we terminate Mr. Murray’s employment without cause or choose not to renew his employment agreement, or if Mr. Murray leaves our employment for good reason (as defined in the agreement), or if Mr. Murray’s employment terminates because of his death or disability, then:

•	he will be entitled to payment of his base salary, in semi-monthly installments in accordance with our normal payroll practices, for two years;

•	he will be entitled to two times the amount of the actual bonus that he earned for the most recent 12-month period before termination;

•

the vesting of his outstanding unvested equity awards will be accelerated by 12 months, and he will be entitled to exercise each award until the earlier of two years after termination or the expiration date of the award;

•

he and his family will be entitled to continued health, disability and dental benefits at the level in effect at the time of termination, with Stream paying the employer’s share of the premiums, for two years after termination or until he becomes eligible for substantially similar benefits from another employer, after which time Mr. Murray will be eligible to receive the maximum benefits permitted under the Consolidated Omnibus Reconciliation Act of 1985, 1986 and 1990, or COBRA, at his expense (other than administrative fees); and

•	for two years after termination, we will maintain and pay the premiums for life insurance and long-term disability insurance benefits for Mr. Murray at the levels in effect at the time of termination.

(3) Within 24 months after a change of control (as defined in the agreement) or within six months before a change of control and after we sign an agreement for a change of control, if we terminate Mr. Murray’s employment without cause or choose not to renew his employment agreement, or if Mr. Murray leaves our employment for good reason, or if Mr. Murray’s employment terminates because of his death or disability, then Mr. Murray is entitled to the same payments and benefits described above in paragraph (2), except as follows:

•

he will be entitled to two times his target annual bonus at the 100% achievement level for the year in which the termination occurs (instead of two times the actual bonus earned as described in paragraph (2) above); and

•	the vesting of his outstanding unvested equity awards will be fully accelerated (instead of 12 months’ acceleration as described in paragraph (2) above).

In addition, for 18 months after the termination of his employment, provided that Mr. Murray receives the severance-related payments as described above, Mr. Murray agreed not to engage in any business throughout the world that directly competes with the business we are engaged in at the time of his termination or directly recruit, solicit or hire any of our employees who earns an annual salary greater than $125,000. Mr. Murray also agrees during and after his employment not to disclose to anyone outside of Stream our confidential or proprietary information.

Employment Agreements with Robert Dechant, Dennis Lacey and Sheila M. Flaherty

We are a party to employment agreements with Robert Dechant, Dennis Lacey and Sheila M. Flaherty. We entered into our employment agreement with Mr. Dechant on August 7, 2008, our employment agreement with Ms. Flaherty on July 16, 2008, and our employment agreement with Mr. Lacey on December 15, 2009. We amended Mr. Dechant’s and Ms. Flaherty’s agreements on December 29, 2008, May 6, 2009 and November 10, 2009. Each employment agreement has an initial one-year term, after which the agreement renews automatically for successive one-year terms until either party gives the other written notice of non-renewal. Under the agreements, each of Messrs. Dechant and Lacey, and Ms. Flaherty is entitled to receive:

•	a base salary of at least $325,000 for Mr. Dechant and Ms. Flaherty, and $350,000 for Mr. Lacey;

•

an annual bonus upon our satisfaction of budgeted levels of Adjusted EBITDA, with a target annual bonus, if we achieve Adjusted EBITDA of at least 60% of his or her base salary. If we over-perform and achieve Adjusted EBITDA greater than our target Adjusted EBITDA, they can earn a bonus of up to 120% of his or her base salary. If we achieve between 90-100% of our target Adjusted EBITDA, then they can earn a bonus of between 50-100% of his or her base salary. However, we are not obligated to pay any bonus if we achieve less than 90% of our target Adjusted EBITDA;

•

for Mr. Dechant only, commissions upon our satisfaction of budgeted revenues and gross margin percentage, with target annual commission if we achieve 100% of such goals of at least 40% of his base salary;

•	for Mr. Lacey only, reimbursement of temporary housing and relocation costs (up to a maximum of $175,000, plus any income tax gross-up amount);

•	reimbursement of the reasonable costs (up to a maximum of $10,000 per year) for tax and estate planning and premiums on life insurance policies; and

•	the same standard employment benefits to which our other executives and employees are entitled.

Our employment agreement with each of Messrs. Dechant and Lacey, and Ms. Flaherty also provides for the following severance payments and benefits upon termination of the executive’s employment with us:

(1) If the executive’s employment with us terminates for any reason other than for cause (as defined in the agreements), then he or she will be entitled to a pro rata portion, based on the portion of the year during which he or she was employed by us, of his or her annual bonus earned but not previously paid for the year in which the termination occurred, based upon the targets established under that year’s bonus plan.

(2) If we terminate the executive’s employment without cause or choose not to renew his or her employment agreement, or if the executive leaves our employment for good reason (as defined in the agreements), or if the executive’s employment terminates because of his or her death or disability, then:

•	the executive will be entitled to payment of his or her base salary, in semi-monthly installments in accordance with our normal payroll practices, for one year;

•

only if the executive’s employment is terminated due to his or her death or disability, the vesting of his or her outstanding unvested equity awards will be accelerated by 12 months, and he or she will be entitled to exercise each award until the earlier of one year after termination or the expiration date of the award;

•

the executive and his or her family will be entitled to continued health, disability and dental benefits at the level in effect at the time of termination, with Stream paying the employer’s share of the premiums, for one year after termination or until the executive becomes eligible for substantially similar benefits from another employer, after which time he or she will be eligible to receive the maximum benefits permitted under COBRA at his or her expense (other than administrative fees); and

•

for one year after termination, we will maintain and pay the premiums for life insurance and long-term disability insurance benefits for the executive at the levels in effect at the time of termination.

(3) Within 24 months for Mr. Dechant and Ms. Flaherty, or within 12 months for Mr. Lacey, after a change of control (as defined in the agreements) or within six months before a change of control and after we sign an agreement for a change of control, if we terminate the executive’s employment without cause or choose not to renew his or her employment agreement, or if the executive leaves our employment for good reason, or if the executive’s employment terminates because of his or her death or disability, then:

•	the executive will be entitled to payment of his or her base salary, in semi-monthly installments in accordance with our normal payroll practices, for 18 months;

•

the vesting of his or her outstanding unvested equity awards will be fully accelerated, and he or she will be entitled to exercise each award until the earlier of 18 months after termination or the expiration date of the award;

•

the executive and his or her family will be entitled to continued health, disability and dental benefits at the level in effect at the time of termination, with Stream paying the employer’s share of the premiums, for 18 months after termination or until the executive becomes eligible for substantially similar benefits from another employer, after which time he or she will be eligible to receive the maximum benefits permitted under COBRA at his expense (other than administrative fees); and

•

for 18 months after termination, we will maintain and pay the premiums for life insurance and long-term disability insurance benefits for the executive at the levels in effect at the time of termination.

In addition, for 12 months after the termination of employment (or 18 months in the case of a change in control for Mr. Lacy only), provided that each executive receives the severance-related payments as described above, each executive agreed not to engage in any business throughout the world that directly competes with the business we are engaged in at the time of his or her termination or directly recruit, solicit or hire any of our employees. Each executive also agrees during and after his or her employment not to disclose to anyone outside of Stream our confidential or proprietary information.

Employment Agreement with Stephen Farrell, our former Chief Financial Officer

In fiscal year 2009, we were also party to an employment agreement with Stephen Farrell, our former Chief Financial Officer, which we entered into on October 14, 2008. Pursuant to the terms of Mr. Farrell’s employment agreement, he was entitled to receive an annual base salary of at least $350,000. The material terms of our employment agreement with Mr. Farrell was substantially similar to our employment agreements with Mr. Dechant and Ms. Flaherty, as described above. Mr. Farrell ceased being our Chief Financial Officer and terminated his employment with us in May 2009.

Estimated Payments upon Termination or Change of Control

Except for Mr. Farrell who voluntarily resigned in May 2009 and received no severance, the following table quantifies the amounts that would be payable to our Named Executive Officers upon termination of their employment under the circumstances described above under “Employment Agreements.” We calculated the amounts shown based upon each Named Executive Officer’s employment agreement described above and upon the hypothetical assumption that we terminated each Named Executive Officer effective December 31, 2009.

Event and Components of Compensation(1)	R. Scott Murray ($)		Robert Dechant ($)	Sheila M. Flaherty ($)
Involuntary termination other than for cause, termination by executive for good reason, or termination due to death or disability
Cash severance payment	1,190,000		300,000	300,000
Cash bonus(2)	0		0	0
Acceleration of vesting of restricted stock and/or stock options(3)	0		0	0
Continued health and dental benefits	13,107		6,554	5,780
Continued life insurance and disability benefits(4)	2,004		682	7,192
TOTAL	1,205,111		307,236	312,972
During or after change of control, involuntary termination other than for cause, termination by executive for good reason, or termination due to death or disability
Cash severance payment	1,190,000		450,000	450,000
Cash bonus(2)	1,190,000	(5)	0	0
Acceleration of stock options(3)	0		0	0
Continued health and dental benefits	13,107		9,830	8,669
Continued life insurance and disability benefits(4)	2,004		1,023	10,788
TOTAL	2,395,111		460,853	469,457

(1)

All amounts shown in this table, other than the prorated bonus and acceleration of stock options, would be paid in monthly or semi-monthly installments over the severance period, which for Mr. Murray is two years and for the other Named Executive Officers is one year for termination without a change of control or 18 months for termination involving a change of control. For more information on the triggering events and other terms relating to the payments disclosed in this table, see the descriptions of our employment agreements with the Named Executive Officers in the “Employment Agreements” section above.

(2)	Except as set forth below in (5), this amount represents the annual bonus the executive officer would have earned for our fiscal year ended December 31, 2009, based upon the Adjusted EBITDA goals established by our Board of Directors under our 2009 management incentive plan, if such officer were terminated on December 31, 2009. This bonus would be payable in a lump sum at the same time that we pay our other employees their annual bonuses.

(3)	The value of accelerated stock options is based on the closing price for our common stock on NYSE Amex on December 31, 2009, which was $5.95. Since the exercise price of the Named Executive Officers’ stock options is greater than $5.95, the acceleration of the stock options would have had no value to the Named Executive Officers as of that date.

(4)	The amounts of the premiums we would pay for life and long-term disability insurance for the Named Executive Officers are estimates, based upon the premiums we currently pay.

(5)	Pursuant to Mr. Murray’s employment agreement, he is entitled to receive two times (2x) his annual target bonus or $1,190,000.

Compensation of our Directors

Beginning on October 1, 2009, we pay the cash fees set forth below only to our non-employee directors who are not affiliated with certain of our financial sponsors (each an “Unaffiliated Director”) for their services as a member of our Board of Directors.

•	Each Unaffiliated Director receives $40,000 annually for serving on our Board of Directors.

•	Each Unaffiliated Director receives an additional $1,250 for each Board meeting he attends in person and $625 for each meeting he attends via teleconference or other “virtual” means.

•	Members of our Compensation Committee and Nominating Committee do not receive any fees for their services on such committees.

•

The members and Chairman of our Audit Committee, which is comprised solely of Unaffiliated Directors, each receives an additional $1,000 for each Audit Committee meeting he attends in person and $500 for each meeting he attends via teleconference or other “virtual” means.

•	Our Audit Committee Chairman receives an additional $12,000 annually.

We do not compensate directors who are affiliated with certain of our financial sponsors nor do we pay additional compensation to directors who are also our employees. Accordingly, none of Messrs. Murray, Ayala, Ablaza, Kaplan, Noell, Cwiertnia or Walton or Ms. Richardson will receive any compensation for his or her service as a director. We also do not grant stock options or other equity awards to any of our non-employee directors.

Prior to October 1, 2009, we paid the cash fees set forth below to each of our non-employee directors.

•	Each non-employee director received $40,000 annually for serving on our Board of Directors.

•	Our Audit Committee Chairman received an additional $12,000 annually.

•	Each of our Compensation Committee Chairman and Nominating Committee Chairman received an additional $5,000 annually.

•	Each non-employee director received an additional $1,250 for each Board meeting he attended in person and $625 for each meeting he attended via teleconference or other “virtual” means.

•

The members of our Audit, Compensation and Nominating Committees, including the Chairmen thereof, each received an additional $1,000 for each committee meeting he attended in person and $500 for each meeting he attended via teleconference or other “virtual” means.

Below are the amounts we paid to each of our non-employee directors for their service on our Board and committees for the fiscal year ended December 31, 2009.

Name	Fees Earned or Paid in Cash ($)
G. Drew Conway	65,000
Paul G. Joubert	71,000
Kevin T. O’Leary	55,750
Stephen Moore(1)	43,250
David B. Kaplan	34,250
Jeffrey B. Schwartz(2)	34,275
Nathan Walton	35,000
Julie G. Richardson	0
R. Davis Noell	0
Alfredo I. Ayala	0
Gerardo C. Ablaza, Jr.	0

(1)	Mr. Moore resigned from our Board of Directors on October 1, 2009.
(2)	Mr. Schwartz is not standing for re-election to our Board of Directors.

Compensation Committee Report

The Compensation Committee has reviewed, and has had the opportunity to discuss with our management, the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of Directors of Stream Global Services, Inc.

David B. Kaplan, Chairman

Alfredo I. Ayala

Julie G. Richardson

Compensation Committee Interlocks and Insider Participation

From January 1, 2009 to October 1, 2010, the members of the Compensation Committee of our Board of Directors were Messrs. O’Leary (Chairman), Kaplan and Conway. Effective October 1, 2009, Messrs. Kaplan and Ayala and Ms. Richardson, were elected to serve on our Compensation Committee, Mr. Kaplan was appointed Chairman, and Messrs. O’Leary and Conway resigned.

During the fiscal year ended December 31, 2009, no executive officer of Stream served as a director or member of the compensation committee of any other entity whose executive officers served as a director or member of the Compensation Committee of our Board of Directors. During fiscal 2009, no member of our Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K of the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of April 15, 2010 by (i) each person who is known by us to beneficially own more than 5% of our common stock, (ii) each member of our Board of Directors, (iii) each of our Named Executive Officers, and (iv) all directors and executive officers of Stream as a group. We have determined beneficial ownership in accordance with the rules promulgated by the SEC. Unless otherwise indicated in the footnotes to the table, each person or entity has sole voting and investment power with respect to the stock listed.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)		Percent of Outstanding Shares(3)(4)
5% Security Holders
Ares Corporate Opportunities Fund II, L.P. 2000 Avenue of the Stars, 12th Floor Los Angeles, CA 90067	36,085,134	(5)(6)	44.8

Providence Equity Partners VI International Ltd. c/o Providence Equity Partners Inc. 50 Kennedy Plaza, 18th Floor Providence, RI 02903	13,460,624	(5)(7)	16.7

Ayala Corporation 33rd Floor Tower One Ayala Triangle, Ayala Avenue Makati City, R6 1226 Metro Manila Philippines	20,524,270	(5)(8)	25.5

Executive Officers and Directors
R. Scott Murray	3,915,802	(5)(9)	4.9
Sheila M. Flaherty	621,815	(10)	*
Dennis Lacey	100,000		*
Robert Dechant	200,000	(11)	*
Gerardo Ablaza	—	(12)	*
Alfredo Ayala	—	(13)	*
Drew Conway	451,130		*
Paul Joubert	489,754		*
David Kaplan	—	(14)	*
R. Davis Noell	—	(15)	*
Kevin O’Leary	477,254		*
Julie Richardson	—	(16)	*
Jeffrey Schwartz(20)	—	(17)	*
Nathan Walton	—	(18)	*
All executive officers and directors as a group (14 persons)	6,255,755	(19)	7.8

*	Represents less than 1%

(1)	Except as otherwise noted, (a) the address of each person listed in the table above is c/o Stream Global Services, Inc., 20 William Street, Suite 310, Wellesley, Massachusetts 02481 and (b) all persons have sole voting and investment power (or share this power with his or her spouse) with respect to their shares.

(2)	All amounts shown in this column include shares obtainable upon exercise of stock options currently exercisable or exercisable within 60 days of the date of this table.

(3)

As of April 15, 2010, we had outstanding (a) 80,509,099 shares of our common stock, including shares of common stock that are part of our outstanding, publicly traded units (each unit comprises one share of common stock and one warrant to purchase a share of common stock), and (b) 9,811,034 warrants, including warrants that are part of our publicly traded units, each of which is exercisable for one share of common stock at an exercise price of $6.00 per share.

(4)	In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of that person or entity, we deemed outstanding shares of common stock subject to options or warrants held by that person or entity that are currently exercisable within sixty days of April 15, 2010. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

(5)	Ares Corporate Opportunities Fund II, L.P. (“Ares”), EGS Dutchco B.V. (“Dutchco”), NewBridge International Investment Ltd. (“NewBridge”), R. Scott Murray, Trillium Capital LLC (“Trillium”), are parties to a certain Stockholders Agreement, dated as of October 1, 2009 (“Stockholders Agreement”). As a result of the Stockholders Agreement, each of the parties thereto may be deemed to be a member of a group for purposes of Section 13(d) of the Exchange Act. In filings made with the SEC, except as otherwise noted, each of Ares, Dutchco, NewBridge, Mr. Murray and Trillium disclaim beneficial ownership of any shares held by the other parties to the Stockholders Agreement.

(6)	Based on a statement on Schedule 13D filed with the SEC on October 2, 2009 by Ares in which Ares disclaims beneficial ownership of such shares, the following shares were excluded from the calculation of Ares’ beneficial ownership: (a) 13,460,624 shares reported as beneficially owned by Dutchco in filings with the SEC; (b) 20,524,270 shares reported as beneficially owned by NewBridge in filings with the SEC; and (c) the 3,915,802 shares reported as beneficially owned by Mr. Murray, the R. Scott Remainder Trust 2000 (“Murray Trust”) and Trillium in filings with the SEC.

(7)	Represents shares owned by Dutchco, which is indirectly controlled by PEP, which shares voting and investment power over such shares held by Dutchco. Based on a joint statement on Schedule 13D filed with the SEC on October 13, 2009 by Providence Equity Partners VI International Ltd. (“PEP”), Ayala Corporation (“Ayala”), Dutchco, NewBridge, and others, in which PEP disclaims beneficial ownership of such shares, the following shares were excluded from the calculation of PEP’s beneficial ownership: (a) 36,085,134 shares reported as beneficially owned by Ares in filings with the SEC; (b) 20,524,270 shares reported as beneficially owned by NewBridge in filings with the SEC; and (c) the 3,915,802 shares reported as beneficially owned by Mr. Murray, the Murray Trust and Trillium in filings with the SEC.

(8)	Represents shares owned by NewBridge, which is controlled by Ayala, which shares voting and investment power over such shares held by NewBridge. Based on a joint statement on Schedule 13D filed with the SEC on October 13, 2009 by NewBridge, PEP, Ayala, Dutchco, and others, in which NewBridge disclaims beneficial ownership of such shares, the following shares were excluded from the calculation of Ayala’s beneficial ownership: (a) 36,085,134 shares reported as beneficially owned by Ares in filings with the SEC; (b) 13,460,624 shares reported as beneficially owned by Dutchco in filings with the SEC; and (c) the 3,915,802 shares reported as beneficially owned by Mr. Murray, the Murray Trust and Trillium in filings with the SEC.

(9)	Represents (a) 3,753,402 shares held by Trillium, of which Mr. Murray is president, (b) 26,400 shares held by the Murray Trust, for which Mr. Murray exercises shared investment control, (c) 100,000 shares which Mr. Murray is deemed to own by virtue of vested options to purchase such shares, and (d) 36,000 shares held in Mr. Murray’s name directly. Based on a statement on Schedule 13G filed with the SEC on February 16, 2010 by Mr. Murray in which he disclaims beneficial ownership of such shares, the following shares were excluded from the calculation of Mr. Murray’s beneficial ownership: (a) 36,085,134 shares reported as beneficially owned by Ares in filings with the SEC; (b) 13,460,624 shares reported as beneficially owned by Dutchco in filings with the SEC; and (c) 20,524,270 shares reported as beneficially owned by NewBridge in filings with the SEC.

(10)	Ms. Flaherty is deemed to own (a) 65,000 of these shares by virtue of vested options to purchase such shares, and (b) 67,500 of these shares which are unvested restricted stock.

(11)	Mr. Dechant is deemed to own (a) 85,000 of these shares by virtue of vested options to purchase such shares, and (b) 90,000 of these shares which are unvested restricted stock.

(12)	Excludes 20,524,270 shares reported as beneficially owned by NewBridge, which is controlled by Ayala, of which Mr. Ablaza is a Senior Managing Director, which shares voting and investment power over such shares held by NewBridge. Based solely on a Form 3 filed with the SEC on October 1, 2009, Mr. Ablaza disclaimed beneficial ownership of such shares.

(13)	Excludes 20,524,270 shares reported as beneficially owned by NewBridge, which is controlled by Ayala, of which Mr. Ayala is a Managing Director, which shares voting and investment power over such shares held by NewBridge. Based solely on a Form 3 filed with the SEC on October 1, 2009, Mr. Ayala disclaimed beneficial ownership of such shares.

(14)	Excludes 36,085,134 shares reported as beneficially owned by Ares, which is indirectly controlled by Ares Management LLC, of which Mr. Kaplan is a partner. Based solely on a Form 3 filed with the SEC on August 18, 2008, Mr. Kaplan disclaimed beneficial ownership of such shares.

(15)	Excludes 13,460,624 shares reported as beneficially owned by Dutchco, which is indirectly controlled by Providence Equity Partners, LLC, of which Mr. Noell is a Vice President. Based solely on a Form 3 filed with the SEC on October 13, 2009, Mr. Noell disclaimed beneficial ownership of such shares.

(16)	Excludes 13,460,624 shares reported as beneficially owned by Dutchco, which is indirectly controlled by Providence Equity Partners, LLC, of which Ms. Richardson is a Managing Director. Based solely on a Form 3 filed with the SEC on October 13, 2009, Ms. Richardson disclaimed beneficial ownership of such shares.

(17)	Excludes 36,085,134 shares reported as beneficially owned by Ares, which is indirectly controlled by Ares Management LLC, of which Mr. Schwartz is a principle. Based solely on a Form 3 filed with the SEC on August 18, 2008, Mr. Schwartz disclaimed beneficial ownership of such shares.

(18)	Excludes 36,085,134 shares reported as beneficially owned by Ares, which is indirectly controlled by Ares Management LLC, of which Mr. Walton is a Vice President. Based solely on a Form 3 filed with the SEC on August 18, 2008, Mr. Walton disclaimed beneficial ownership of such shares.

(19)	Includes (a) 250,000 shares beneficially owned by all executive officers and directors as a group by virtue of vested options to purchase these shares and (b) 157,500 shares beneficially owned by all executive officers and directors as a group by virtue of unvested restricted stock.
(20)	Mr. Schwartz is not standing for re-election to our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Process for Related Person Transactions

Our Board of Directors has adopted a written policy for the review and approval of “related person transactions,” which are transactions, arrangements or relationship in which Stream is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members, each of whom we refer to as a “related person”) has a direct or indirect material interest. All proposed related person transactions must be reported to our Chief Legal and Administrative Officer and reviewed and approved by our Audit Committee. If our Chief Legal and Administrative Officer determines that it is not practicable for the Audit Committee to review and approve the transaction in advance, then she may submit the transaction to the Audit Committee for ratification at the first Committee meeting after the transaction and may also seek interim approval by the Chairman of the Audit Committee.

When reviewing a proposed related person transaction, our Audit Committee considers, among other things, the interest of the related person in the transaction, the dollar amount involved, the purpose of the transaction and the potential benefits to Stream, as well as whether the transaction is in the ordinary course of Stream’s business and whether the transaction is as favorable to Stream as a transaction with an unrelated person would be. The Audit Committee approves or ratifies the related person transaction only if the Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, Stream’s best interests. The Committee also has discretion to impose any conditions that it deems appropriate on Stream or the related person in connection with the transaction.

eTelecare Share Exchange Agreement and Related Agreements

Share Exchange Agreement

In August 2009, Stream, EGS Corp., a Philippine corporation (“EGS”), the parent company of eTelecare Global Solutions, Inc. (“eTelecare”), and the EGS Stockholders entered into a definitive agreement (the “Exchange Agreement”) to combine in a stock-for-stock exchange (the “Combination”). On October 1, 2009, the Combination closed (the “Closing”) and we acquired all of the issued and outstanding capital stock of EGS (the “EGS Shares”) from the EGS Stockholders, and NewBridge and/or its affiliate contributed, and we accepted, the rights of such transferor with respect to approximately $35,841,000 in principal under a bridge loan of EGS in consideration for the issuance and delivery of an aggregate of 23,851,561 shares of our common stock and 9,800,000 shares of our non-voting common stock, and the payment of $9,990 in cash. Subsequent to the Closing, all of the 9,800,000 shares of non-voting common stock held by the EGS Stockholders were converted into shares of our voting common stock on a one-for-one basis. As of the Closing, the pre-Combination Stream stockholders and the EGS Stockholders owned approximately 57.5% and 42.5%, respectively, of the combined entity.

Immediately prior to the Closing, pursuant to a certain letter agreement, dated as of August 14, 2009, between us and Ares, all of the issued and outstanding shares of our Series A Convertible Preferred Stock, $0.001 par value per share (“Series A Preferred Stock”), and Series B Convertible Preferred Stock, $0.001 par value per share (“Series B Preferred Stock”) held by Ares, were converted into 35,085,134 shares of our common stock. As of August 2009, we had no outstanding shares of Preferred Stock. Also immediately prior to the Closing, in August 2009, we purchased from Ares 7,500,000 warrants to purchase our common stock that it held in consideration for the issuance of 1,000,000 shares of our common stock.

Stockholders Agreement

On October 1, 2009, in connection with the consummation of the Combination, we entered into the Stockholders Agreement with Are, Dutchco, NewBridge, Trillium and Mr. Murray.

Voting Agreement. Pursuant to the Stockholders Agreement, each of Ares, NewBridge and Dutchco agreed to vote all of the shares of our capital stock that it holds to elect up to eleven members of Stream’s board of directors as follows:

•	up to three members designated by Ares (Messrs. Kaplan, Cwiertnia and Walton);

•	up to three members designated by NewBridge and Dutchco (Messrs. Ayala and Ablaza and Ms. Richardson);

•	one member designated by Ares who would satisfy the applicable director independence requirements of the stock exchange on which Stream’s common stock is listed (Mr. O’Leary);

•	one member designated by NewBridge and Dutchco who would satisfy the applicable director independence requirements of the stock exchange on which Stream’s common stock is listed (Mr. Noell);

•

one member designated by our board of directors (with the approval of at least one of the directors designated by Ares who need not be independent and at least one of the directors designated by NewBridge and Dutchco who need not be independent) who would satisfy the applicable director independence requirements of the stock exchange on which our common stock is listed, who shall be Mr. Paul Joubert until his successor is duly elected and qualified or until his death, disqualification, resignation, retirement or removal;

•

one member designated by our board of directors (with the approval of at least one of the directors designated by Ares who need not be independent and at least one of the directors designated by NewBridge and Dutchco who need not be independent) who would satisfy the director independence requirements for a member of an audit committee (Mr. Conway), provided that no individual shall be designated pursuant to this clause if the members of Stream’s board of directors otherwise designated pursuant to the agreement include the minimum number of individuals who would satisfy the applicable director independence requirements of the stock exchange on which Stream’s common stock is listed; and

•

the individual serving as our Chief Executive Officer, who shall also be Chairman of our board of directors so long as our current Chief Executive Officer, Mr. Murray, remains our Chief Executive Officer.

The rights to designate directors described above in the first two bullet points are subject to the following conditions:

•

in order to designate three directors, Ares or NewBridge and Dutchco, as the case may be, and their affiliates must continue to own shares owned as of the date of the closing of the Combination or acquired pursuant to the exercise of participation rights under the stockholders agreement (“shares”) representing (1) at least two-thirds of the shares of Stream’s stock owned on the date of the closing of the Combination and (2) at least 15% of the then outstanding shares of our common stock;

•

in order to designate two of the three directors, Ares or NewBridge and Dutchco, as the case may be, and their affiliates must continue to own shares representing (1) at least 50% of the shares of our stock owned on the date of the closing of the Combination and (2) at least 7.5% of the then outstanding shares of our common stock; and

•

in order to designate one of the three directors, Ares or NewBridge and Dutchco, as the case may be, and their affiliates must continue to own shares representing at least 25% of the shares of our stock owned on the date of the closing of the Combination.

The rights to designate independent directors described above are conditioned on Ares or NewBridge and Dutchco, as the case may be, and their affiliates continuing to own shares representing (1) at least one-third of the shares of our stock owned on the date of the closing of the Combination or (2) at least 15% of the then outstanding shares of our common stock. In the event that Ares or NewBridge and Dutchco, as the case may be, or any permitted transferee no longer have the right to designate an independent director, our board of directors (with the approval of at least one of the directors designated by Ares who need not be independent and at least one of the directors designated by NewBridge and Dutchco who need not be independent) shall designate such director.

For so long as Ares or NewBridge and Dutchco own shares representing at least 25% of the shares of our stock owned on the date of the closing of the Combination, Ares and NewBridge and Dutchco, respectively, will be entitled to designate members of each of the committees of our board of directors (other than special committees where a conflict of interest exists) in an equal proportion to their board of directors designation rights.

The presence of at least one of the directors designated by Ares or NewBridge and Dutchco, as the case may be, shall be required to constitute a quorum of the board of directors, except as otherwise provided in the stockholders agreement. The presence a majority of the members of any committee of the board of directors, including any director designated by Ares or NewBridge and Dutchco, shall be required to constitute a quorum of such committee, except as otherwise provided in the stockholders agreement.

Ares, NewBridge and Dutchco may transfer their rights to designate directors to a transferee that acquires at least one-half of the shares of Stream’s common stock such entity owns on the date of the closing of the Combination.

Transfer Restrictions. The Stockholders Agreement restricts the ability of a party to transfer shares. Prior to the second anniversary of the date of the closing of the Combination, a party may not transfer shares (other than pursuant to specified exceptions) without the prior consent of Ares, NewBridge and Dutchco. After the second anniversary of the date of the closing of the Combination, a party may transfer shares (other than pursuant to specified exceptions) subject to a right of first offer in Stream’s favor, a right of first offer in favor of Ares, NewBridge and Dutchco and tag along rights in favor of the other parties to the stockholders agreement. The stockholders agreement also provides that no party shall transfer shares to any competitor (as identified in the stockholders agreement), subject to specified exceptions, without the prior consent of Ares, NewBridge, Dutchco and, for so long as Mr. Murray serves as our chief executive officer, Mr. Murray.

Drag Along. The stockholders agreement provides that in the event that Ares, NewBridge or Dutchco proposes to transfer shares to a third party in a transaction that would result in a change of control (as defined in the stockholders agreement), such party shall have the right to require each of the other parties to the stockholders agreement (other than Mr. Murray and Trillium) to transfer its shares in such transaction.

Participation Rights. The stockholders agreement provides Ares, NewBridge and Dutchco with the right to purchase a pro rata portion of any issuance of capital stock or securities convertible into capital stock by us or any of our subsidiaries, subject to specified exceptions. These participation rights terminate on the closing of the first underwritten public offering of our common stock if the shares of its common stock then outstanding that will have been issued in a transaction registered pursuant to a registration statement under the Securities Act or 1933, as amended (the “Securities Act”) (other than shares held by an affiliate or executive officer or issued pursuant to a registration statement on Form S-8 or a comparable form) represent at least 20% of our then outstanding common stock (a “Qualified Public Offering”).

In the event that any of the warrants outstanding on the date of the closing of the Combination are exercised, Ares, NewBridge and Dutchco shall have the right to purchase for $6.00 per share a number of shares of our common stock equal to 2.4364 multiplied by the number of shares actually issued upon exercise of such warrants. NewBridge shall have the right to purchase the first 1.0 million shares we offer and any additional shares we offer shall be allocated on a pro rata basis among Ares, NewBridge and Dutchco. The maximum number of shares of our common stock issuable pursuant to this participation right in the event that all shares underlying warrants are exercised is approximately 49,500,000. This participation right expires on October 17, 2011, concurrently with the expiration of the warrants outstanding on the date of the closing of the Combination.

Approval Rights. We agreed that we would not take or agree to take any of the following actions without the unanimous prior consent of (1) Ares, for so long as Ares and its affiliates continue to own shares representing at least one-third of the shares of our stock they owned on the date of the closing of the Combination, (2) NewBridge, for so long as NewBridge and its affiliates continue to own shares representing at least 50% of the shares of our stock they owned on the date of the closing of the Combination, and (3) Dutchco, for so long as Dutchco and its affiliates continue to own shares representing at least 50% of the shares of our stock they owned on the date of the closing of the Combination:

•

consummate a change of control (as defined in the stockholders agreement) of Stream on or prior to August 14, 2013, or permit any subsidiary of ours to consummate such a change of control, if the consideration to be paid for each share of our common stock is less than $12.00;

•

incur indebtedness for borrowed money in an aggregate principal amount (excluding obligations with respect to capital leases) on a consolidated basis that would exceed 4.5 times Adjusted EBITDA (as defined in the stockholders agreement) for the preceding 12-month period;

•	sell or otherwise dispose of any of our properties or assets, or permit any subsidiary of ours to sell or otherwise dispose of any of its properties or assets, for a price in excess of $50 million;

•	enter into any transaction with an affiliate of ours, or permit any subsidiary of ours to enter into any transaction with an affiliate of ours, other than on an arm’s length basis;

•	amend any provision of our certificate of incorporation or by-laws;

•	change our domicile from the United States;

•	make any material change in our accounting policies (to the extent such change would require the approval of our board of directors);

•	repurchase or redeem, or permit any subsidiary of ours to repurchase or redeem, any capital stock held by Ares, NewBridge or Dutchco, other than on a pro rata basis; and

•	amend or modify the terms of certain loans to EGS and EGS Acquisition Corp.

We also agreed that we would not take or agree to take any of the following actions without the prior consent (which consent is referred to as a “requisite majority”) of any two of Ares, NewBridge and Dutchco, provided that (1) the consent of Ares will be required for so long as Ares and its affiliates continue to own shares representing at least two-thirds of the shares of our stock they owned on the date of the closing of the Combination and a greater number of shares than each of NewBridge and its affiliates and Dutchco and its affiliates and (2) the consent of any such party shall not be required when it and its affiliates no longer own at least 7.5% of the then outstanding shares of our common stock:

•

consummate a change of control (as defined in the stockholders agreement) of Stream on or prior to August 14, 2013, or permit any subsidiary of ours to consummate such a change of control, if the consideration to be paid for each share of our common stock is greater than or equal to than $12.00;

•	consummate a change of control (as defined in the stockholders agreement) of Stream after August 14, 2013;

•

make any investment or enter into any joint venture or strategic alliance, or permit any subsidiary of ours to make any investment or enter into any joint venture or strategic alliance, involving payments by us of more than $50 million in the aggregate;

•

issue, repurchase or redeem, or permit any subsidiary of ours to issue or repurchase, any of our capital stock (or securities convertible into or, or exchangeable or exercisable for capital stock), other than under our option plan, upon exercise of outstanding warrants, pursuant to participation rights described above or repurchases from employees, officers, directors or consultants at termination of service;

•	declare or pay any dividend or make any distribution on our capital stock (other than dividends on common stock payable in common stock);

•

guarantee, assume, incur or refinance any indebtedness for borrowed money, or permit any subsidiary of ours to guarantee, assume, incur or refinance any indebtedness for borrowed money, other than capitalized leases in an aggregate annual amount less than $25 million or under any credit agreement in effect on the date of the closing of the Combination;

•	enter into, change or terminate any agreement with our Chairman and/or Chief Executive Officer;

•

enter into any settlement agreement relating to a legal proceeding providing for a payment by us, or permit any subsidiary of ours to enter into any settlement agreement relating to a legal proceeding providing for a payment by such subsidiary, of more than $15 million;

•	establish, change or terminate any equity incentive plan; or

•	enter into any transaction, or permit any subsidiary of ours to enter into any transaction, with an affiliate of ours providing for payments by us in excess of $1 million.

In addition, we will not, without the prior approval of our board of directors, including one director designated by Ares who need not be independent and one director designated by NewBridge or Dutchco who need not be independent, approve a budget for any fiscal year or a material deviation from an approved budget, or commence any liquidation, dissolution or voluntary bankruptcy, administration, recapitalization or reorganization.

Amendments. The stockholders agreement may be amended, and any of its provisions may be waived by, (1) the requisite majority (as defined above) or (2) if none of Ares, NewBridge and Dutchco, together with its affiliates, owns shares representing at least 7.5% of the then outstanding shares of our common stock, the parties to the stockholders agreement owning a majority of the shares then owned by the parties to the stockholders agreement, provided that (a) the consent of each of Ares, NewBridge and Dutchco also is required for so long as it, together with its affiliates, owns more than 5% of the then outstanding shares of our common stock and (b) other consents also are required of Ares, NewBridge, Dutchco, Mr. Murray, Trillium and other parties in certain circumstances specified in the stockholders agreement.

Assignment of Rights. Each of Ares, NewBridge and Dutchco may transfer its rights under the stockholders agreement to a transferee that acquires at least one-half of the shares of our common stock such entity owns on the date of the closing of the Combination.

Termination. The stockholders agreement terminates upon the earlier of (1) the first date on which Ares, NewBridge and Dutchco, together with their respective affiliates and certain permitted transferees, collectively own less than 10% of the then outstanding shares of our common stock and (2) the consummation of a transaction or series of related transactions in which equity securities representing in excess of 50% of the voting or economic power of Stream’s stock are held by any person or group (other than Ares, NewBridge and Dutchco and their respective affiliates and certain permitted transferees).

Registration Rights Agreement

On August 14, 2009, we amended and restated our existing registration rights agreement with Ares and certain of our founding stockholders, including Trillium, to add NewBridge, Dutchco and Mr. Murray as parties and to amend certain terms of the agreement effective as of the closing of the Combination (as amended and restated, the “registration rights agreement”). Under the registration rights agreement, we agreed to provide demand and piggyback registration rights to the parties for shares of our common stock (1) held on the date of the closing of the Combination or acquired under the stockholders agreement by Ares, NewBridge and Dutchco and (2) acquired by our founding stockholders in connection with our founding and that are not eligible to be sold under Rule 144 of the Securities Act without any volume, manner of sale or other restrictions, in each case, subject to cutbacks, suspension rights and the other terms and conditions of the registration rights agreement. We agreed also to provide piggyback registration rights to Mr. Murray.

The registration rights agreement may be amended, and any of its provisions may be waived by, (1) the requisite majority (as defined above) or (2) if none of Ares, NewBridge and Dutchco, together with its affiliates, owns registrable securities (as defined in the registration rights agreement) representing at least 7.5% of the then outstanding shares of our common stock, the parties to the registration rights agreement owning a majority of then outstanding registrable securities, provided that (a) the consent of each of Ares, NewBridge and Dutchco also is required for so long as it, together with its affiliates, owns more than 5% of the then outstanding shares of our common stock and (b) other consents also are required of Ares, NewBridge, Dutchco, our founding stockholders, Mr. Murray, Trillium and other parties in certain circumstances specified in the registration rights agreement.

Transactions with Related Persons

During the fiscal year ended December 31, 2009, we entered into certain transactions or arrangements with Ares Corporate Opportunities Fund II, L.P. (“Ares”), NewBridge International Investment Ltd. (“NewBridge”) and EGS Dutchco B.V. (“Dutchco” and together with NewBridge, the “EGS Stockholders”), all of whom as of March 16, 2010 own more than 5% of our outstanding capital stock, and therefore are considered related persons. Each such transaction or arrangement is described below. See the table titled, “Security Ownership of Certain Beneficial Owners and Management,” above for the percentage ownership of each such related person as of March 16, 2010.

In March 2009, we entered into a Guarantee and Reimbursement Agreement (the “Reimbursement Agreement”) with Ares, pursuant to which Ares or one of its affiliates provided, or caused a financial institution or other entity to provide, certain letters of credit, guarantees or other forms of credit support to support our financial obligations in consideration of the issuance to Ares of one share of our Series B Convertible Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”).

In August 2009, Stream, EGS Corp. (“EGS”), the parent company of eTelecare Global Solutions, Inc. (“eTelecare”), and the EGS Stockholders entered into a definitive agreement (the “Exchange Agreement”) to combine in a stock-for-stock exchange (the “Combination”). On October 1, 2009, the Combination closed (the “Closing”) and we acquired all of the issued and outstanding capital stock of EGS (the “EGS Shares”) from the EGS Stockholders, and NewBridge and/or its affiliate contributed, and we accepted, the rights of such transferor with respect to approximately $35,841,000 in principal under a bridge loan of EGS in consideration for the issuance and delivery of an aggregate of 23,851,561 shares of our common stock and 9,800,000 shares of our non-voting common stock, and the payment of $9,990 in cash. Subsequent to the Closing, all of the 9,800,000 shares of non-voting common stock held by the EGS Stockholders were converted into shares of our voting common stock on a one-for-one basis. As of the Closing, the pre-Combination Stream stockholders and the EGS Stockholders owned approximately 57.5% and 42.5%, respectively, of the combined entity.

Immediately prior to the Closing, pursuant to a certain letter agreement, dated as of August 14, 2009, between us and Ares, all of the issued and outstanding shares of our Series A Convertible Preferred Stock, $0.001 par value per share, and Series B Preferred Stock held by Ares, were converted into 35,085,134 shares of our common stock. As of August 2009, we have no outstanding shares of Preferred Stock. Also in August 2009, we purchased from Ares 7,500,000 warrants to purchase our common stock that it held in consideration for the issuance of 1,000,000 shares of our common stock.

In connection with the Closing, we entered into a certain Stockholders Agreement (“Stockholders Agreement”) with Ares, Dutchco, NewBridge, R. Scott Murray and Trillium Capital LLC. (“Trillium”), that amends and restates in its entirety the stockholders agreement dated August 14, 2009 between the parties. The Stockholders Agreement grants the parties thereto certain voting and participation rights, and also imposes certain restrictions on the transfer of shares of our capital stock owned by such parties. The foregoing description is qualified in its entirety by the complete text of the Stockholders Agreement, which was filed as Exhibit 10.2 to our Current Report on Form 8-K that was filed with the SEC on October 5, 2009. In accordance with the Stockholders Agreement, and in connection with the Closing, (i) the Ares Significant Investor designated Messrs. Kaplan, Schwartz and Walton to our Board of Directors; (ii) the Ayala Significant Investor designated Messrs. Ablaza and Ayala to our Board of Directors; and (iii) the PEP Significant Investor designated Mr. Noell and Ms. Richardson to our Board of Directors. The designees nominated to serve on our Board of Directors until the next annual meeting of stockholders or until he or she resigns, retires or is removed, are identified in the section entitled, “Directors” above.

Employment Agreements

Stream has employment agreements with R. Scott Murray, Dennis Lacey, Sheila M. Flaherty and Robert Dechant and had an employment agreement with Stephen C. Farrell, who resigned from Stream in May 2009, all of which are described above under the caption “Compensation Discussion and Analysis—Employment Agreements.”

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock (“Reporting Persons”) to file reports with the SEC disclosing their ownership of and transactions in our common stock and other equity securities. Whenever a Reporting Person files such a report with the SEC, the Reporting Person is also required to send us a copy. Based solely on our review of reports that we have received from the Reporting Persons, we believe that all of the Reporting Persons complied with all Section 16(a) filing requirements during 2009.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

				PROXY			Please mark your votes like this	☒
1.	Election of Directors Proposal – a proposal to elect eleven directors to the Stream Global Services, Inc. Board of Directors, each to serve until the 2011 annual meeting of stockholders. The Board of Directors recommends a vote “FOR” the listed nominees.	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐	2.	Ratification of Ernst & Young LLP Appointment Proposal – a proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Stream Global Services, Inc. for the year ending December 31, 2010. The Board of Directors recommends a vote “FOR” this proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	01. R. Scott Murray (Chairman) 02. Alfredo I. Ayala (Vice Chairman) 03. Gerardo C. Ablaza, Jr. 04. G. Drew Conway 05. Paul G. Joubert 06. David B. Kaplan	07. R. Davis Noell 08. Kevin T. O’Leary 09. Julie G. Richardson 10. Matthew Cwiertnia 11. Nathan Walton				Please indicate if you plan to attend this meeting		YES ☐	NO ☐

	Instruction: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and write the nominee’s name on the space provided below.				HOUSEHOLDING ELECTION - Please indicate if you consent to receive future investor communications in a single package per household			YES ☐	NO ☐

					For comments, please check this box and write them on the back where indicated.				☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature: Signature (if joint): Date: , 2010.
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

STREAM GLOBAL SERVICES, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2010

The undersigned appoints R. Scott Murray and Sheila M. Flaherty, and each of them, as proxies, each with the power of substitution, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Stream Global Services, Inc. held of record by the undersigned at the close of business on April 23, 2010 at the 2010 Annual Meeting of Stockholders of Stream Global Services, Inc. to be held on June 3, 2010 or at any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED WITH RESPECT TO ANY PROPOSAL, THE PROXY WILL BE VOTED “FOR” THE PROPOSAL. THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

NO PROPOSAL IS CONDITIONED ON THE APPROVAL OF ANY OTHER PROPOSAL.

This proxy is revocable and will be voted as directed by the undersigned.

(Continued, and to be marked, dated and signed, on the other side)